UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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PAXSON COMMUNICATIONS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAXSON COMMUNICATIONS CORPORATION

April 28, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Paxson Communications Corporation (the “Company”), which will be held at the West Palm Beach Marriott Hotel, 1001 Okeechobee Boulevard, West Palm Beach, Florida 33401, on Friday, June 23, 2006, at 11:00 a.m., local time.

Please note that attendance at the Annual Meeting will be limited to stockholders as of the record date (or their authorized representatives) and to our invited guests. If your shares are registered in your name and you plan to attend the Annual Meeting, please mark the appropriate box on the enclosed proxy card and you will be pre-registered for the meeting (if your shares are held of record by a broker, bank or other nominee and you plan to attend the meeting, you must also pre-register by returning the registration card forwarded to you by your bank or broker). Stockholders who are not pre-registered will only be admitted to the Annual Meeting upon verification of stock ownership.

The notice of the meeting and proxy statement on the following pages contain information concerning the business to be considered at the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, and return the accompanying proxy card in the enclosed envelope in order to make sure your shares will be represented at the Annual Meeting. Stockholders who attend the Annual Meeting will have the opportunity to vote in person.

Sincerely,

R. BRANDON BURGESS
Director and Chief Executive Officer

PAXSON COMMUNICATIONS CORPORATION
601 Clearwater Park Road
West Palm Beach, Florida 33401-6233

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 23, 2006

The Annual Meeting of Stockholders of Paxson Communications Corporation will be held at the West Palm Beach Marriott Hotel, 1001 Okeechobee Boulevard, West Palm Beach, Florida 33401, on Friday, June 23, 2006, at 11:00 a.m., local time, for the following purposes:

1. To elect one Class III director to serve for a term of three years, and until his successor is elected and qualified;

2. To approve an amendment to our Certificate of Incorporation to change our corporate name from “Paxson Communications Corporation” to “ION Media Networks, Inc.”;

3. To approve an amendment to our Certificate of Incorporation to increase the total number of authorized shares of our Common Stock from 327,500,000 shares to 857,000,000 shares, the number of authorized shares of our Class A common stock from 215,000,000 shares to 505,000,000 shares, and the number of authorized shares of our Class C Non-Voting common stock from 77,500,000 shares to 317,000,000 shares;

4. To approve the adoption of the ION Media Networks, Inc. 2006 Stock Incentive Plan;

5. To ratify the appointment of Rachlin Cohen & Holtz, LLP as our independent registered certified public accountants for 2006; and

6. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 24, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

By Order of the Board of Directors

Adam K. Weinstein,
Secretary

West Palm Beach, Florida
April 28, 2006

PAXSON COMMUNICATIONS CORPORATION
601 Clearwater Park Road
West Palm Beach, Florida 33401-6233

PROXY STATEMENT

We are providing this proxy statement and the accompanying proxy card to our stockholders beginning on or about April 28, 2006, in connection with the solicitation of proxies by the Board of Directors of Paxson Communications Corporation (the “Company”), to be voted at the Annual Meeting of Stockholders to be held on June 23, 2006, and at any adjournment thereof (the “Meeting”). The Board of Directors has fixed the close of business on April 24, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, we had outstanding (i) 64,915,006 shares of $0.001 par value Class A Common Stock (“Class A Common Stock”), entitled to one vote per share, (ii) 8,311,639 shares of $0.001 par value Class B Common Stock (“Class B Common Stock,” and with the Class A Common Stock, collectively, the “Common Stock”), entitled to ten votes per share, and (iii) 15,911 shares of 9 3/4% Series A Convertible Preferred Stock (“Series A Convertible Preferred Stock”), entitled to 625 votes per share.

Voting

Shares represented by duly executed proxies in the accompanying form received by us prior to the Meeting will be voted at the Meeting in accordance with the directions given. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of the nominee for election as a Class III director, the amendments to our Certificate of Incorporation and the other proposals described in this Proxy Statement. The Board of Directors knows of no business to be transacted at the Meeting other than the proposals set forth in this Proxy Statement. If other matters are properly presented for action, it is the intention of the persons named as proxies to vote on such matters according to their best judgment.

If you hold your shares through an intermediary you must provide instructions on voting as requested by your bank or broker. If you sign and return a proxy, you may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting. Attendance at the Meeting will not in itself constitute revocation of a proxy.

The presence in person or by proxy of the holders of shares of stock possessing the power to cast a majority of the votes which could be cast by all outstanding shares of stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting. The election of directors will require the affirmative vote of a plurality of the votes cast at the Meeting, if a quorum is present. The affirmative vote of holders of shares possessing at least a majority of the total number of votes which could be cast by all outstanding shares entitled to vote is required to approve proposals 2 and 3, while the affirmative vote of at least a majority of the votes cast in person or by properly executed proxy is required to approve each of the other proposals to be considered at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present at the Meeting for purposes of determining whether a quorum is present. As to matters to be considered at the Meeting, abstentions will be treated as votes AGAINST, and broker non-votes will not be counted as shares voting for the purpose of determining whether a proposal has been approved. Lowell W. Paxson, our former Chairman and Chief Executive Officer and the beneficial owner of shares of our common stock possessing a majority of the voting power of our outstanding stock, has granted an irrevocable proxy to vote all shares which he is entitled to vote in favor of proposals 3 and 4, therefore approval of proposals 3 and 4 by our stockholders is assured.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to our equity securities beneficially owned on April 1, 2006 by (i) each director and nominee for director, (ii) each person identified as a “Named Executive Officer” below under “Executive Compensation,” (iii) all of our directors, nominees and executive officers as a group, and (iv) any person we know to be the beneficial owner of more than five percent of any class of our voting securities. Beneficial ownership means sole or shared voting power or investment power with respect to a security. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

		Amount and Nature
		of Beneficial		Aggregate Voting
Class of Stock	Name of Beneficial Owner(1)	Ownership	% of Class	Power (%)

Class A Common Stock	NBC Universal, Inc.(2)	—
	Lowell W. Paxson(3)	15,455,062	23.8%	9.8%
	Directors and Nominees:
	Henry J. Brandon(4)	80,000	*	*
	R. Brandon Burgess(5)	—
	Dean M. Goodman (6)(7)	910,128	1.4%	*
	W. Lawrence Patrick(4)	80,000	*	*
	Raymond S. Rajewski(4)	80,000	*	*
	Frederick M.R. Smith	—
	Certain Executive Officers:
	Richard Garcia(6)	177,111	*	*
	Adam K. Weinstein(6)	267,692	*	*
	Stephen P. Appel(6)	208,793	*	*
	Tammy G. Hedge	60,685	*	*
	All directors, nominees and executive officers as a group (10 persons)(8)	1,864,409	2.9%	1.2%
Class B Common Stock	Lowell W. Paxson	8,311,639	100%	52.6%

*	Less than 1%

(1)	Unless otherwise specified in the footnotes to this table, the address of each person in this table is c/o Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233.

(2)	Does not include (i) 303,035,000 shares of Class A common stock issuable upon conversion of shares of Series B preferred stock held by NBC Palm Beach Investment I, Inc., or (ii) 15,455,062 shares of Class A common stock and 8,311,639 shares of Class B common stock beneficially owned by Mr. Paxson that NBC Palm Beach Investment II, Inc. has the right to acquire. The holders’ rights to acquire these securities are subject to material conditions, including compliance with the rules of the FCC, and according to information contained in an amendment to Schedule 13D filed with the Securities and Exchange Commission, dated November 9, 2005, are not presently exercisable; each of such holders is a subsidiary of NBC Universal, Inc. (f/k/a National Broadcasting Company, Inc.) (“NBCU”), the address of which is 30 Rockefeller Plaza, New York, New York 10112, and NBCU and its parent entity, General Electric Company, Inc., and each disclaims beneficial ownership of such securities.

(3)	Does not include 8,311,639 shares of Class B Common Stock, each share of which is convertible into one share of Class A common stock. Mr. Paxson is the beneficial owner of all reported shares, other than 100 shares of Class A common stock, through his control of Second Crystal Diamond, Limited Partnership and Paxson Enterprises, Inc.

(4)	Includes, with respect to Mr. Brandon, 48,000 shares subject to vesting in equal annual installments of 16,000 shares over a three year period commencing on October 2, 2005; with respect to Mr. Patrick, 64,000 shares subject to vesting in equal annual installments of 16,000 shares over a four year period commencing March 17, 2006; and with respect to Mr. Rajewski, 80,000 shares subject to vesting in equal annual installments of 16,000 shares over a five year period commencing June 10, 2005. The holders possess voting power with respect to these shares. These shares will vest immediately upon the occurrence of certain events, including a change of control of our company.

(5)	Does not include (i) 8,000,000 restricted stock units, each representing the contingent right to receive one share of our Class A common stock, vesting in four equal installments 18, 24, 36 and 48 months after the November 7, 2005 grant date, subject to termination and acceleration of vesting under specified circumstances and to Mr. Burgess’s continued employment with us; or (ii) 16,000,000 shares of our Class A common stock issuable upon the exercise of options that are not presently exercisable.

(6)	Includes shares which may be acquired within 60 days through the exercise of stock options granted under our Stock Incentive Plans as follows: Mr. Goodman — 154,328; Mr. Appel — 10,000; Mr. Garcia — 6,667; and Mr. Weinstein — 3,333.

(7)	Does not include (i) 333,333 restricted stock units with a purchase price of $.01 per unit, each representing the contingent right to receive one share of our Class A common stock, vesting in four equal installments 18, 24, 36 and 48 months after the November 7, 2005 grant date, subject to termination and acceleration of vesting under specified circumstances, (ii) 1,000,000 restricted stock units with a purchase price of $.01 per unit and vesting in five equal annual installments from the November 7, 2005 grant date, or (iii) 666,667 shares of Class A common stock issuable upon the exercise of options that are not presently exercisable.

(8)	Includes the shares described in notes 4 and 6 above.

NBCU Transactions

On September 15, 1999, our company, NBC Universal, Inc., or NBCU, and Mr. Paxson, our former Chairman and our controlling stockholder, entered into a series of agreements which created a significant strategic and financial relationship between the two companies and under which, subject to various conditions including FCC approval, NBCU has the ability to acquire voting and operational control of our company. On November 7, 2005, we entered into various agreements with NBCU, Mr. Paxson, and affiliates of each of NBCU and Mr. Paxson, pursuant to which the parties agreed, among other things, to the following:

•	We and NBCU amended the terms of NBCU’s investment in us, including the terms of the Series B preferred stock NBCU holds;

•	Mr. Paxson granted NBCU the right to purchase all shares of our common stock held by him and his affiliates and resigned as our director and officer;

•	NBCU agreed that it or its transferee of the right to purchase Mr. Paxson’s shares will make a tender offer for all of our outstanding shares of Class A common stock if it exercises or transfers its right to purchase Mr. Paxson’s shares or transfers a control block of its Series B preferred stock;

•	NBCU agreed to return a portion of its preferred stock to us if its right to purchase Mr. Paxson’s shares is not exercised, which either NBCU or we will distribute to the holders of our Class A common stock other than Mr. Paxson;

•	We agreed to purchase all of our common stock held by Mr. Paxson if NBCU’s right to purchase expires unexercised or fails to close within a prescribed time frame;

•	We issued $188.6 million of additional preferred stock to NBCU in full satisfaction of our obligations through September 30, 2005 for accrued and unpaid dividends on our preferred stock held by NBCU; and

•	We settled all pending litigation and arbitration proceedings with NBCU.

These transactions are described in greater detail in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC, on March 22, 2006, under “Item 1. Business — NBCU Relationship.”

NBCU has the right to acquire voting and operational control of our company, subject to various conditions including the approval of the Federal Communications Commission. Exercise of these rights by NBCU would result in a change in control of our company.

PROPOSAL 1 — ELECTION OF CLASS III DIRECTOR

Our Board of Directors is divided into three classes. A class of directors is elected each year to serve for a three year term and until their successors are elected and qualified. We have one Class III director (Mr. Smith) whose term expires at the Meeting. The terms of the Class I directors (Messrs. Brandon and Burgess) expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2007. The terms of the Class II directors (Messrs. Patrick, Goodman and Rajewski) expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2008.

The size of our Board of Directors is established pursuant to our By-laws, by resolution of the Board. We presently have a nine member Board with three vacancies. The incumbent directors appointed Frederick M. R. Smith as a Class III director effective April 14, 2006. The Board of Directors has nominated Mr. Smith to stand for election as a Class III director at the Meeting. If elected, Mr. Smith will serve for a term of three years expiring upon the election and qualification of his successor at our Annual Meeting of Stockholders to be held in 2009 or until his earlier resignation or removal. As the Board of Directors has nominated only one candidate to stand for election as a

Class III director, we expect to have at least two vacant Class III director positions following the Meeting. Our By-laws provide that any vacancy on our Board of Directors may be filled by a majority of the remaining members of the Board and, in such event, the new director will serve for the remainder of the unexpired term of the class of directors to which he or she is assigned. The term of any Class III director who may be appointed by the Board of Directors to fill any of these vacancies will expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2009. We expect that, from time to time after the Meeting, our Board of Directors will consider qualified candidates to fill these vacancies as any such candidates may be identified.

Our single nominee has indicated his willingness to serve, if elected. Should our nominee become unable or unwilling to accept nomination or election for any reason, the persons named as proxies may cast votes for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominee named will be unable or unwilling to serve if elected.

The Board of Directors recommends that the stockholders vote FOR the Nominee listed below.

Biographical and other information concerning our directors and the nominee for election at the Meeting is set forth below.

Nominee for Election as Class III Director (Term to Expire at the Annual Meeting in 2009)

		Position, Principal
		Occupation,
		Business Experience	Director
	Age	and Directorships	Since

Frederick M. R. Smith(1)	63	Financial Consultant since January 2002 through his wholly-owned company, Kirkwood Lane Associates, LLC. Co-head of the international private equity fund of Credit Suisse First Boston (CSFB), an investment banking firm, from May 2001 to January 2002; co-head of the international private equity group of CSFB from December 1995 to May 2001. Employed in various capacities in the investment banking department of CSFB and its predecessors from 1968 to 1995. Director, Castle Brands, Inc., and Unwired Group Limited.	2006

Class I Directors Continuing in Office (Term to Expire at the Annual Meeting in 2007)

		Position, Principal
		Occupation,
		Business Experience	Director
	Age	and Directorships	Since

R. Brandon Burgess(2)	38	Chief Executive Officer of the Company since November 2005. Executive Vice President, Business Development & International Channels of NBC Universal, Inc. (NBCU), a television network that is a subsidiary of General Electric Company from June 2004 to November 2005. Executive Vice President, NBC Business Development of National Broadcasting Company, Inc. (predecessor of NBCU) from January 2002 to May 2004. Chief Financial Officer for the NBC Television Network from 1999 to 2001.	2005
Henry J. Brandon	48	Director since October 2005 of Vintage Fund Management, a private investment firm and merchant bank. Managing Director since October 2004 of Oracle Capital Partners, LLC, a private investment firm and merchant bank. Senior Vice President and Chief Financial Officer of Leeward Islands Lottery Holding Company, Inc., a lottery management and production company from August 2002 to August 2004. Principal, William E. Simon & Sons, LLC, a private investment firm and merchant bank, from 1995 to 2002.	2001

Class II Directors Continuing in Office (Term to Expire at the Annual Meeting in 2008)

		Position, Principal
		Occupation, Business
		Experience and	Director
	Age	Directorships	Since

Dean M. Goodman	58	President of the Company since December 2002, and Chief Operating Officer since September 2001. Executive Vice President of the Company from September 2001 to December 2002, and President of the Company’s PAX TV network television operations from February 1998 to December 2002. Mr. Goodman held other positions with the Company from 1993 to February 1998. Member of the Board of Directors of the National Association of Broadcasters, a trade association, since 2001, during 16 of the past 26 years.	2005
W. Lawrence Patrick	56	Chairman of the Board since November 2005. President since 1984 of Patrick Communications, LLC, a media investment banking and brokerage firm, and Legend Communications, a radio group owner.	2005
Raymond S. Rajewski(3)	62	Executive Vice President of Viacom Television Stations Group, a subsidiary of Viacom Inc., a media company, from 1991 until his retirement in 2004.	2005

(1)	Effective April 14, 2006, the Board of Directors appointed Frederick M. R. Smith as a Class III director to fill a vacancy on the Board.

(2)	On November 6, 2005, the Board of Directors appointed R. Brandon Burgess as a Class I director to fill a vacancy on the Board.

(3)	On June 10, 2005, the Board of Directors appointed Raymond S. Rajewski as a Class II director to fill a vacancy on the Board.

Other Executive Officers

Richard Garcia, 43, has been our Senior Vice President and Chief Financial Officer since April 2004 and served as our Vice President, Controller and Chief Accounting Officer from September 2003 until April 2004. From May 2002 to September 2003, Mr. Garcia was Controller of DirectTV Latin America, LLC. From August 1998 to May 2002, Mr. Garcia was Controller and Chief Accounting Officer of Claxson Interactive Group, an owner of television and radio broadcasting assets.

Adam K. Weinstein, 42, has been our Senior Vice President, Secretary and Chief Legal Officer since January 1, 2005. From August 2000 through December 31, 2004, Mr. Weinstein served as our Assistant General Counsel, Vice President and Assistant Secretary. From 1995 to 2000, Mr. Weinstein was Assistant General Counsel of Oxbow Corporation, a privately owned power development and petroleum products trading company.

Tammy G. Hedge, 45, has been our Vice President, Controller and Chief Accounting Officer since July 2004. From November 2000 to June 2004, Ms. Hedge served as Financial Controller of Dycom Industries, Inc., a provider of specialty contracting services. From August 1999 to November 2000, Ms. Hedge served as SEC Reporting Manager of Dycom Industries, Inc.

Stephen P. Appel, 52, has been our President of Sales and Marketing since January 1, 2004. From March 1999 through December 31, 2003, Mr. Appel served as our Senior Vice President, Director of Local and National Sales. From 1991 to 1999, Mr. Appel was Vice President, Director of Sales for Seltel Television Sales, a television representative firm.

The Board of Directors and its Committees

The Board of Directors has determined that directors Patrick, Brandon, Rajewski and Smith are “independent,” as that term is defined under the rules of the American Stock Exchange. During 2005, the Board of Directors held 18 meetings. Each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member. In addition, the Board of Directors took action 12 times during 2005 by unanimous written consent in lieu of a meeting, as permitted by applicable state law.

All of our directors are encouraged to attend our annual meeting of stockholders. Three of our directors attended our annual meeting of stockholders in June 2005. Directors Rajewski, Burgess and Smith have been appointed to the Board since the June 2005 annual meeting.

The Compensation Committee currently consists of Messrs. Brandon, Patrick and Rajewski, all of whom are independent. Mr. Patrick was appointed chairman of the Compensation Committee on June 10, 2005, succeeding Mr. Brandon, who had served as chairman of the Committee since March 11, 2005. The Compensation Committee reviews and approves base salary and bonus compensation for our officers. The Compensation Committee establishes the annual performance goals under our Executive Bonus Program and is responsible for the administration of our stock-based compensation plans. See “Compensation Committee Report on Executive Compensation.” During 2005, the Compensation Committee met eight times.

The Audit Committee currently consists of Messrs. Brandon, Patrick and Rajewski, all of whom are independent. On June 10, 2005, the Board of Directors appointed Mr. Brandon as Chairman of the Audit Committee, succeeding former director Bruce L. Burnham, whose term expired at our 2005 annual meeting of stockholders. The Audit Committee operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that Henry J. Brandon is our “audit committee financial expert”, as defined in the rules of the SEC. Each member of the Audit Committee is able to read and understand fundamental financial statements and is “financially sophisticated” as that term is defined under applicable American Stock Exchange rules. The Audit Committee held 13 meetings during 2005. The Audit Committee is primarily concerned with the accuracy and effectiveness of the audits of our financial statements by our independent registered certified public accountants. The duties of the Audit Committee include:

•	to select, retain, oversee and evaluate our independent registered certified public accountants;

•	to meet with our independent registered certified public accountants to review the scope and results of audits;

•	to approve non-audit services provided to us by our independent registered certified public accountants; and

•	to consider various accounting and auditing matters related to our system of internal controls, financial management practices and other matters.

The Board formed a Nominating Committee on November 10, 2005. The Nominating Committee currently consists of Messrs. Rajewski, Brandon and Patrick, all of whom are independent. Mr. Rajewski is the chairman of the Nominating Committee. The Nominating Committee is responsible for identifying qualified candidates to serve as directors and for making recommendations to the Board of Directors with respect to the nomination of candidates to stand for election as directors and for appointment to fill any vacancies on the Board. The criteria for selecting nominees for election to the Board of Directors reflect the requirements of applicable law and listing standards, as well as the Committee’s assessment of a candidate’s judgment, business experience, specific areas of expertise, industry knowledge, and ability and willingness to devote time to our business. The Nominating Committee does not have a charter. During 2005, the Nominating Committee held two meetings.

As part of our agreements with NBCU on November 7, 2005, we agreed to use our reasonable best efforts to increase the number of our directors to nine, not fewer than seven of whom shall be independent. We also agreed to engage a national executive search firm to assist us in identifying qualified candidates for director. In December 2005, the Nominating Committee engaged a national executive search firm for this purpose. Using criteria supplied by the Nominating Committee, as described above, this firm has worked to identify potentially qualified director candidates for consideration by the Nominating Committee.

Upon recommendation of the Nominating Committee, the Board of Directors has nominated Frederick M. R. Smith for election at the Meeting as a Class III director. Mr. Smith was recommended to the Nominating Committee by our Chairman, W. Lawrence Patrick.

The Nominating Committee will consider nominees recommended by stockholders. Nominations by stockholders should be submitted to our Secretary and must comply with certain procedural and informational requirements set forth in our By-laws. Please see “Stockholder Proposals for 2007 Annual Meeting” below.

In December 2004, the Board of Directors formed a Special Committee to consider, evaluate and act upon any proposed strategic transaction related to our company. The Special Committee’s activities were suspended from June 30, 2005 to July 27, 2005 and the Committee was dissolved on November 10, 2005 following completion of our transactions with NBCU. Prior to its dissolution, the Special Committee consisted of Messrs. Patrick, Rajewski and Brandon. Mr. Patrick was the chairman of the Special Committee from July 27, 2005 until it was dissolved. During 2005, the Special Committee held 63 meetings.

Lead Independent Director

In May 2004, our Board of Directors created the position of lead independent director. The Lead Independent Director is responsible for coordinating the activities of the other independent directors and performing various other duties. The general authority and responsibilities of the Lead Independent Director are established in resolutions adopted by our Board of Directors.

On November 10, 2005, our Board designated W. Lawrence Patrick as our Lead Independent Director. Mr. Patrick is the Chairman of the Board, the Chairman of the Compensation Committee and a member of the Audit and Nominating Committees. Until his term as a director expired on June 10, 2005, Bruce L. Burnham served as our Lead Independent Director.

Communication with the Board of Directors

Our Board of Directors believes that it is important for us to have a process whereby our stockholders may send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to our Secretary at 601 Clearwater Park Road, West Palm Beach, Florida 33401. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are the full Board of Directors or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Compensation of Directors

During 2005, directors who were not our employees received an annual cash retainer of $24,000 and were paid fees of $1,500 for each board meeting attended, $1,000 for each committee meeting attended and an additional $500 for each committee meeting chaired. Compensation to our directors is paid quarterly. Our Lead Independent Director was paid an additional quarterly cash retainer at the rate of $15,000 per year. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees.

During 2005, we also paid our non-employee directors an aggregate of $471,554 for service on the special committee of the Board that was formed in connection with the NBCU transactions. This amount includes fees paid to our former directors Burnham, Oxendine, Greenwald and Hudson, and to our present directors Patrick, Brandon and Rajewski. These fees consisted of meeting fees paid for committee meetings attended and additional fees paid to four of our directors based on the number of hours each director devoted to special committee business, at hourly rates approved by the Board of Directors that ranged from $240 to $500.

The table below sets forth the compensation we paid to our non-employee directors for service as a director in 2005.

	Cash	Board	Committee	Other	2005 Total
Director	Retainer	Meeting Fees	Meeting Fees(1)	Compensation(2)	Compensation(3)

Henry J. Brandon	$24,000	$27,000	$39,000	$134,904	$224,904
Bruce L. Burnham(4)	17,334	13,500	46,000	113,800	190,634
James L. Greenwald(5)	4,000	4,500	7,000	17,000	32,500
Betty E. Hudson(6)	10,667	15,000	7,000	30,000	62,667
John E. Oxendine(4)	10,667	7,500	12,000	26,000	56,167
W. Lawrence Patrick	31,667	19,500	31,000	116,450	198,617
Raymond S. Rajewski	13,333	13,500	9,000	33,400	69,233
Total	$111,668	$100,500	$151,000	$471,554	$834,722

(1)	Includes fees for meetings of our Audit, Compensation and Nominating Committees and a pricing committee established in connection with our December 2005 debt offering.

(2)	Consists of fees for special committee service as described above.

(3)	Does not include income recognized in connection with the vesting of unvested shares of Class A common stock, as follows (based on the market price of the Class A common stock on the vesting date) — Mr. Brandon, $7,040; Mr. Burnham, $41,600; Ms. Hudson, $15,760; Mr. Oxendine, $41,600.

(4)	The terms of Mr. Burnham and Mr. Oxendine expired at our June 10, 2005 annual meeting of stockholders.

(5)	Mr. Greenwald resigned from the Board on February 28, 2005.

(6)	Ms. Hudson resigned from the Board immediately following our June 10, 2005 annual meeting of stockholders.

In addition to the compensation arrangements described above, we have granted our non-employee directors various stock-based compensation awards. During 2005, the Board of Directors elected to accelerate the vesting of 64,000 unvested options held by Mr. Greenwald, 64,000 unvested shares held by Mr. Burnham, 64,000 unvested shares held by Mr. Oxendine and 8,000 unvested shares held by Ms. Hudson, in connection with the conclusion of each director’s service on the Board. The shares held by Mr. Burnham, Mr. Oxendine and Ms. Hudson were subsequently sold (see Note 3 to the above table). Mr. Greenwald’s options have an exercise price of $.01 per share.

In June 2005, Mr. Patrick received and exercised options to purchase 80,000 unvested shares of Class A Common Stock. The shares acquired upon exercise of the options vest ratably over a five year period that commenced on March 17, 2005.

In June 2005, Mr. Rajewski received and exercised options to purchase 80,000 unvested shares of Class A Common Stock. The shares acquired upon exercise of the options vest ratably over a five year period that commenced on June 10, 2005.

Mr. Brandon also participated in the 2005 stock option amendment transaction described below under “Stock Incentive Plans.”

In February 2006, the Board of Directors revised our director compensation program. The annual cash retainer and board meeting fees were not changed, except that our Lead Independent Director (currently our Chairman, Mr. Patrick) receives a $100,000 annual cash retainer, retroactive to November 7, 2005, the date on which he was named Chairman. Instead of meeting fees for committee service, committee members now receive an annual cash retainer, and if more than eight committee meetings are held during the year, committee members receive an additional $1,000 fee for each additional meeting attended ($1,500 for each meeting chaired). Members of the Audit Committee receive an annual cash retainer of $10,000 ($15,000 for the committee chairman); members of the Compensation Committee receive an annual cash retainer of $7,500 ($10,000 for the committee chairman); and members of the Nominating Committee receive an annual cash retainer of $5,000 ($7,500 for the committee chairman). In addition, each director receives an annual award of a number of shares of restricted stock with a value of $25,000, based on the Black-Scholes valuation method and the closing sale price of our Class A common stock over the ten trading days preceding the grant date (which is January 1 of each year for all incumbent directors). These stock awards vest one year after the grant date but cannot be transferred by the director prior to his or her retirement from board service.

Certain Transactions Involving Directors and Officers

NBCU Transactions.  On September 15, 1999, our company, NBCU and Mr. Paxson, our former Chairman and our controlling stockholder, entered into a series of agreements which created a significant strategic and financial relationship between the two companies and under which, subject to various conditions including FCC approval, NBCU has the ability to acquire voting and operational control of our company. On November 7, 2005, we entered into various agreements with NBCU, Mr. Paxson, and affiliates of each of NBCU and Mr. Paxson, pursuant to which the parties agreed, among other things, to the following:

•	We and NBCU amended the terms of NBCU’s investment in us, including the terms of the Series B preferred stock NBCU holds;

•	Mr. Paxson granted NBCU the right to purchase all shares of our common stock held by him and his affiliates and resigned as our director and officer;

•	NBCU agreed that it or its transferee of the right to purchase Mr. Paxson’s shares will make a tender offer for all of our outstanding shares of Class A common stock if it exercises or transfers its right to purchase Mr. Paxson’s shares or transfers a control block of its Series B preferred stock;

•	NBCU agreed to return a portion of its preferred stock to us if its right to purchase Mr. Paxson’s shares is not exercised, which either NBCU or we will distribute to the holders of our Class A common stock other than Mr. Paxson;

•	We agreed to purchase all of our common stock held by Mr. Paxson if NBCU’s right to purchase expires unexercised or fails to close within a prescribed time frame;

•	We issued $188.6 million of additional preferred stock to NBCU in full satisfaction of our obligations through September 30, 2005 for accrued and unpaid dividends on our preferred stock held by NBCU; and

•	We settled all pending litigation and arbitration proceedings with NBCU.

As part of these transactions, we agreed with NBCU to suspend our network and national sales agency agreements and our JSAs with NBCU (which relate to 14 of our stations serving 12 markets also served by an NBCU owned and operated station).

Lowell W. Paxson.  On November 6, 2005, Mr. Paxson resigned as our Chairman of the Board and a director. Effective November 7, 2005, Mr. Paxson resigned as our Chief Executive Officer, and we entered into a consulting and noncompetition agreement with Mr. Paxson and NBCU, pursuant to which Mr. Paxson has agreed, for a period commencing on November 7, 2005 and continuing until five years after the later of the closing of the exercise of NBCU’s call right to acquire Mr. Paxson’s Class A and Class B common stock or the closing of our purchase of Mr. Paxson’s shares if NBCU does not exercise its call right, to provide certain consulting services to us and refrain from engaging in certain activities in competition with us. We paid Mr. Paxson $0.25 million on signing in respect of the first year’s consulting services, and are obligated to pay Mr. Paxson $0.75 million on May 8, 2006 in respect of Mr. Paxson’s agreement to refrain from engaging in certain competitive activities, and four additional annual payments of $1.0 million each on the anniversary of November 7, which are to be allocated between consulting services and the noncompete agreement in the same ratio. Mr. Paxson will cease to be entitled to the payments in respect of consulting services upon his death, but his legal successors will be entitled to receive all other payments for the balance of the term of the agreement. If the closing of NBCU’s call right occurs (whether by NBCU or its transferee), NBCU will be obligated to assume the balance of the payments remaining to be made to Mr. Paxson under the agreement, and to reimburse us for all payments we made to Mr. Paxson pursuant to the agreement. Our obligation to pay premiums on a split dollar life insurance policy owned by a trust established by Mr. Paxson for the benefit of his family members was terminated.

We entered into an agreement with Paxson Management Corporation, an affiliate of Mr. Paxson (“PMC”), effective as of November 7, 2005, under which PMC has agreed to perform certain services and to assume sole responsibility for certain management functions with respect to our broadcast television station subsidiaries and we have granted PMC the right to vote (subject to certain limitations) the outstanding voting stock of these subsidiaries. The effect of this arrangement is to facilitate the transactions with NBCU by maintaining Mr. Paxson as the sole attributable holder of the FCC licenses of our television stations. This agreement continues for a term expiring on the earlier of the consummation of the transfer of control of our television station subsidiaries in connection with (i) the closing of the exercise of NBCU’s call right, (ii) the closing of our purchase of Mr. Paxson’s shares if the NBCU call right is not exercised, or (iii) the termination of our obligation to purchase Mr. Paxson’s shares if the NBCU call right is not exercised.

Under this agreement, we are obligated to make available to PMC the services of our employees on an as-needed basis for the purpose of assisting PMC in performing the management services it is required to perform; to provide Mr. Paxson with access to the physical facilities of our television stations and with office space at our offices; to pay PMC such amounts as are required to pay the operating costs of our television stations; to reimburse PMC for reasonable and necessary expenses incurred in performing services under the agreement; and to pay PMC a management fee at the annual rate of $968,000 through December 31, 2005, increasing by 10% per year thereafter ($1,064,800 for 2006). We are required to use our commercially reasonable efforts to permit Mr. Paxson and any other employees of PMC to participate in all employee welfare benefit plans maintained or sponsored by us for our employees generally, or to assist PMC in obtaining comparable coverage at comparable costs. We are also obligated to make our jet aircraft available to PMC for Mr. Paxson’s business and personal use, provided that Mr. Paxson’s personal use of our aircraft does not interfere with our operations and PMC pays or reimburses us for the cost of fuel and the pilot’s travel expenses related to Mr. Paxson’s personal use of the aircraft.

Dean M. Goodman.  Effective November 7, 2005, Dean M. Goodman, our President and Chief Operating Officer, entered into a non-competition agreement with NBCU under which the parties have agreed that, should one of the events listed below occur, Mr. Goodman will refrain from engaging in certain activities in competition with NBCU for five years following the occurrence of the event and NBCU will pay Mr. Goodman $2.25 million. The events that trigger Mr. Goodman’s noncompetition obligations and NBCU’s payment obligation are: (i) the exercise of the call right by NBCU or its permitted transferee; (ii) the transfer by NBCU’s affiliate of a number of shares of Series B preferred stock that, on an as-converted basis, together with any shares of Series B preferred stock previously transferred by the NBCU affiliate, represents in excess of 50% of the total voting power of our outstanding voting stock; (iii) the conversion by NBCU’s affiliate of a number of shares of Series B preferred stock such that, following such conversion, NBCU’s affiliate owns shares of Class A common stock representing in excess of 50% of the total voting power of our outstanding voting stock; (iv) NBCU’s consent, prior to the exercise or termination of the call right, to the transfer of more than 50% of the total voting power of our outstanding voting stock; or (v) after exercise or termination of the call right, the receipt by NBCU’s affiliate, in connection with a transaction involving a change of control of us, of the entire liquidation preference or principal amount, including accrued dividends or accrued interest, which the holder of the Series B preferred stock or the exchange debentures for which the Series B preferred stock is exchangeable is entitled to receive. We are not a party to this agreement.

The Christian Network, Inc.  We have entered into several agreements with The Christian Network, Inc. or CNI. CNI is a section 501(c)(3) not-for-profit corporation to which Mr. Paxson has been a substantial contributor and of which he was a member of the Board of Stewards through 1993.

We entered into an agreement with CNI in May 1994 (the “CNI Tax Agreement”) under which we agreed that, if the tax exempt status of CNI were jeopardized by virtue of its relationship with us, we would take certain actions to ensure that CNI’s tax exempt status would no longer be so jeopardized. These steps could include rescission of one or more transactions or additional payments by us. On November 16, 2005, we and CNI agreed to terminate this agreement. As part of the termination agreement, we agreed to broadcast a ten second spot advertisement promoting CNI’s internet website four times per day for three months. We have completed our obligation to air these spot advertisements.

In September 2004, we purchased from CNI for $1.65 million a television production and distribution facility located in Clearwater, Florida. Mr. Paxson had personally guaranteed the mortgage debt incurred by CNI in 1994 in connection with its acquisition of this facility. This debt was repaid from the proceeds of our acquisition of the facility. We utilize this facility primarily as our network operations center from which we originate our network television signal. Prior to purchasing this facility, we leased it from CNI for a term expiring on June 30, 2008 at a rent rate of $16,700 per month. During the years ended December 31, 2004 and December 31, 2003, we incurred rental charges of $147,000 and $212,000 respectively, in connection with this lease.

In June 2005, we entered into an agreement with CNI, amending the Master Agreement between us and CNI. Under the Master Agreement, we provided CNI with the right to broadcast its programming on our analog television stations during the hours of 1:00 a.m. to 6:00 a.m. and to use a portion of the digital broadcasting capacity of our television stations in exchange for CNI’s providing public interest programming. CNI also has the right to require those of our television stations that have commenced broadcasting multiple digital programming streams (“digital multicasting”) to carry CNI’s programming up to 24 hours per day, seven days per week, on one of the station’s digital programming streams (a “digital channel”). The Master Agreement has a term of 50 years and is automatically renewable for successive ten year periods.

Pursuant to the June 2005 amendment, effective July 1, 2005, CNI relinquished its right to require us to broadcast its programming during the overnight hours on the analog signal of each of our stations, and accelerated the exercise of its right under the Master Agreement to require those of our television stations that have commenced digital multicasting (currently 40 of our 57 owned television stations) to carry CNI’s programming up to 24 hours per day, seven days per week, on one of the station’s digital channels. CNI retains its existing right to require those of our stations that have not yet commenced digital multicasting (an additional 17 stations) to carry CNI’s programming up to 24 hours per day, seven days per week on one of the station’s digital channels promptly following the date each such station commences digital multicasting.

As consideration for the June 2005 amendment, we agreed to pay CNI an aggregate of $3.25 million, $2.0 million of which was paid during 2005, and the balance of which is payable on various dates during 2006. As of July 1, 2005, we ceased carrying CNI’s programming during the overnight hours on the analog signal of each of our stations, and commenced airing long form paid programming during these hours.

We have also entered into a letter agreement, dated June 13, 2005 (the “Services Agreement”), with CNI pursuant to which we have agreed to provide satellite up-link and related services to CNI with respect to CNI’s digital television programming, and CNI has agreed to pay us a monthly fee of $19,432 (subject to increase if CNI elects to provide its programming to us in the form of tapes rather than a digital feed) for such services. We have the right to adjust the foregoing fee on an annual basis effective as of January 1 of each year during the term, commencing January 1, 2006, such that the fee is increased to an amount which proportionately reflects increases in our direct cost of providing the services plus an administrative charge of 10% of such direct costs. The term of the Services Agreement commenced July 1, 2005 and terminates December 31, 2010. CNI has the right to terminate the Services Agreement at any time upon the provision of 30 days’ prior written notice to us.

Officer Loans.  During December 1996, we approved a program to extend loans to members of our senior management to finance their purchase of shares of Class A Common Stock in the open market. The loans were evidenced by full recourse promissory notes bearing interest at 5.75% per annum and were collateralized by a pledge of the shares of Class A Common Stock purchased with the loan proceeds. No amounts were outstanding under these loans during 2005 to any of our Named Executive Officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who own more than ten percent of our Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock and our other equity securities with the SEC and to furnish us with copies of all Section 16 (a) reports they file. Based on our review of the copies of such reports received by us and written representations from certain of these persons, we believe that during 2005, all required reports were filed on a timely basis.

Executive Compensation

The following table presents information concerning the compensation received or accrued for services rendered during the fiscal years ended December 31, 2005, 2004 and 2003 for our Chief Executive Officer and our four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as of December 31, 2005, whom we refer to as our Named Executive Officers.

Summary Compensation Table

						Long Term
						Compensation
							Number of
		Annual Compensation				Restricted	Securities	All Other
				Other Annual		Stock	Underlying	Compensation
Name and Principal Position	Year	Salary(1)	Bonus	Compensation		Awards	Options	(2)(3)(4)(5)

R. Brandon Burgess	2005	$226,283	$1,500,000	$—		$6,960,000 (6)	16,000,000	$85,000	(7)
Chief Executive Officer and Director

Lowell W. Paxson	2005	821,559	832,046	—			—	37,628	(8)
Former Chief Executive Officer	2004	880,000	660,000	—			—	27,501	(8)
	2003	818,565	409,283	—			—	24,477	(8)

Dean M. Goodman	2005	613,222	2,478,222	226,533	(9)	1,146,666 (6)	746,667	97,639
President, Chief Operating	2004	523,000	438,013	94,500	(9)		80,000	32,372
Officer and Director	2003	455,333	182,133	789,750	(10)		815,000	18,536

Stephen P. Appel	2005	453,200	461,358	118,000	(9)		30,000	2,649
President — Sales & Marketing	2004	440,000	314,930	—			30,000	—
	2003	340,000	25,000	128,700	(9)		275,000	1,800

Richard Garcia	2005	298,700	298,700	84,097	(9)		40,000	3,209
Senior Vice President and Chief	2004	265,000	97,150	—			60,000	1,633
Financial Officer	2003	55,417	56,083	—			110,000	1,372

Adam K. Weinstein	2005	260,000	312,000	90,166	(9)		150,000	3,576
Senior Vice President,	2004	214,167	73,500	64,594	(9)		10,000	1,233
Secretary & Chief Legal Officer	2003	190,575	28,586	48,262	(9)		115,000	1,972

Mr. Burgess commenced service as our chief executive officer on November 7, 2005. Mr. Paxson resigned as our chief executive officer on the same date.

(1)	Includes amounts Named Executive Officers elected to defer under our Profit Sharing Plan.

(2)	Includes Mr. Goodman’s contributions to a supplemental retirement plan as follows: 2005 — $53,869; 2004 — $26,150; 2003 — $11,383; includes legal fee reimbursement to Mr. Goodman in 2005 of $35,000.

(3)	Includes $1,000 contributions by us to the Profit Sharing Plan during 2005, 2004 and 2003.

(4)	Includes cost of term life insurance equivalent for life insurance policies as follows: 2005, Mr. Paxson $6,075; Mr. Goodman — $2,037; 2004, Mr. Paxson — $6,139; Mr. Goodman — $1,880; 2003, Mr. Paxson — $6,414; Mr. Goodman — $1,753.

(5)	Includes income from payment of stock option exercise price related to 2005, 2004 and 2003 grants as follows: during 2005, Mr. Goodman — $5,733, Mr. Appel — $2,300, Mr. Garcia — $1,900 and Mr. Weinstein — $2,267; during 2004, Mr. Garcia — $400; during 2003, Mr. Goodman — $4,400, Mr. Appel — $1,800, Mr. Garcia — $1,100, and Mr. Weinstein — $700.

(6)	Represents awards of restricted stock units (each entitling the holder to receive one share of our Class A common stock upon settlement) on November 7, 2005 valued at the closing sale price of our Class A common stock on the date of the award of $0.87 per share. Mr. Burgess was awarded 8,000,000 restricted stock units which vest in four equal installments 18, 24, 36 and 48 months after November 7, 2005, subject to termination and acceleration under certain circumstances, and Mr. Goodman was awarded 1,333,333 restricted stock units with a purchase price of $.01 per unit, 333,333 of which vest in four equal installments 18, 24, 36 and 48 months after November 7, 2005, and 1,000,000 of which vest in five equal annual installments. As of December 31, 2005, the aggregate holdings of restricted stock units by our Named Executive Officers, based on the closing price of our Class A common stock of $0.90 on December 30, 2005, were as follows: Mr. Burgess—8,000,000 units with a value of $7,200,000; and Mr. Goodman—1,333,333 units with a value of $1,186,666.

(7)	Consists of legal fee reimbursement of $75,000 and housing allowance of $10,000 ($5,000 per month for the last two months of 2005).

(8)	Does not include a $250,000 consulting fee paid to Mr. Paxson in November 2005 in connection with the consulting and noncompetition agreement entered into upon his resignation as our chief executive officer; includes the economic benefits of the premiums we paid under a split dollar life insurance policy. We are entitled to recover the premiums from any amounts paid by the insurer on the split dollar life policy and have retained an interest in the policy to the extent of the premiums paid.

(9)	Represents the fair market value of shares of restricted stock that vested during the year, valued based on the closing sale price of the Class A Common Stock as of the applicable vesting date(s).

(10)	Represents the difference between the price paid by the Named Executive Officer upon the exercise of stock options and the fair market value of the underlying common stock at the time of exercise.

Option Grants in Last Fiscal Year

The table below presents information regarding each of the Named Executive Officers who was granted options to purchase shares of our capital stock during the year ended December 31, 2005.

	Number of	% of Total
	Shares of	Options			Market
	Common Stock	Granted to	Exercise		Price at	Grant Date
	Underlying	Employees in	Price per	Expiration	Date of	Present
Name	Options Granted	Fiscal Year	Share	Date	Grant	Value(1)

R. Brandon Burgess	8,000,000	46.1	$0.42	11/7/12	$.87	$5,760,000
	8,000,000	46.1	1.25	11/7/12	.87	4,800,000
Dean M. Goodman	80,000	0.5	.01	2/16/05	1.38	109,600
	333,334	1.9	.42	11/7/12	.87	240,000
	333,333	1.9	1.25	11/7/12	.87	200,000
Stephen P. Appel	30,000	0.2	.01	2/16/05	1.38	41,100
Richard Garcia	40,000	0.2	.01	2/16/05	1.38	54,800
Adam K. Weinstein	110,000	0.6	.01	2/4/05	1.38	150,700
	40,000	0.2	.01	2/16/05	1.38	54,800

(1)	Based on the closing price on the grant date and the option exercise price, as determined using the Black-Scholes option pricing model assuming a dividend yield of 0%, expected volatility range of 74% to 94%, risk free interest rates of 3.6% to 4.5% and a weighted average expected option term of one day to 5 years.

2005 Aggregated Option Exercises and December 31, 2005 Option Values

The following table sets forth, with respect to stock option exercises during 2005 and the year end value of unexercised options on an aggregate basis for each of the Named Executive Officers:

•	The number of shares of common stock acquired upon exercise of options;

•	The aggregate dollar value realized upon the exercise of those options;

•	The total number of exercisable and unexercisable stock options held as of year end; and

•	The aggregate dollar value of unexercised in the money options.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired on	Value	Options at December 31, 2005		in the Money Options at December 31, 2005(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

R. Brandon Burgess	—	$—	—	16,000,000	$—	$3,840,000
Dean M. Goodman	573,333	599,066	154,328	666,667	23,734	160,000
Stephen P. Appel	230,000	239,800	10,000	—	8,900	—
Richard Garcia	190,000	201,900	6,667	—	5,934	—
Adam K. Weinstein	226,667	262,034	3,333	—	2,966	—

(1)	Values represent the difference between the option exercise price and the market value of our Class A common stock on the date of exercise.

(2)	Values represent the difference between the option exercise price and the closing sale price of our Class A common stock of $0.90 on December 30, 2005; options having an exercise price above the closing sale price on that date have an attributed value of zero.

Stock Incentive Plans

We established our 1996 Stock Incentive Plan and 1998 Stock Incentive Plan (collectively, the “Stock Incentive Plans”) to provide incentives to officers, employees and others who perform services for us through awards of options and shares of restricted stock. Awards are granted under the Stock Incentive Plans at the discretion of our Compensation Committee and may be in the form of either incentive or nonqualified stock options or awards of restricted stock. As of December 31, 2005, 2,040,572 shares of Class A Common Stock were available for additional awards under the 1998 Stock Incentive Plan; no further awards may be granted under the 1996 Stock Incentive Plan. To date, all options we have granted under our Stock Incentive Plans have been nonqualified stock options. Substantially all of the options we granted under the Stock Incentive Plans during the year ended December 31, 2005, including all of the options granted to our Named Executive Officers, had a one day exercise period and an exercise price of $0.01 per share, and were exercisable for shares of our Class A Common Stock that were subject to vesting over a three to five year period. These unvested shares were subject to restrictions on transfer and to a risk of forfeiture, including the risk that the participant will not satisfy vesting conditions that apply to the shares.

The exercise price per share of Class A Common Stock, vesting schedule and expiration date of each stock option granted under the Stock Incentive Plans is determined by the Compensation Committee at the date the option is granted. The Compensation Committee may, in its sole discretion, accelerate the time at which any stock option may be exercised. Holders of more than ten percent (10%) of the combined voting power of our capital stock may be granted stock options, provided that if any of such options are intended to be incentive stock options, the exercise price must be at least 110% of the fair market value of the Class A Common Stock as of the date of the grant and the term of the option may not exceed five years. Options granted under the Stock Incentive Plans may be exercised by the participant to whom granted or by his or her legal representative. If a participant’s employment is terminated for cause, each option which has not been exercised shall terminate, and each unvested share held by that participant shall be forfeited.

The Compensation Committee also has the discretion to award restricted stock, consisting of shares of Class A Common Stock which vest over a period determined by the Committee and are subject to forfeiture in whole or in part if the recipient’s employment is terminated prior to the end of the restricted period. Prior to vesting, the participant may transfer the restricted stock to a trust for the benefit of the participant or an immediate family member, but may not otherwise sell, assign, transfer, give or otherwise dispose of, mortgage, pledge or encumber the restricted stock. The Compensation Committee may, in its discretion, provide that a participant shall be vested in whole or with respect to any portion of the participant’s award not previously vested upon the occurrence of such events or conditions as the Compensation Committee deems appropriate and are specified in the applicable restricted stock agreement. To date, we have not awarded any restricted stock under the Stock Incentive Plans, although we have granted options with a one business day term which were exercisable for unvested shares of Class A Common Stock, which shares are treated as restricted stock under our Stock Incentive Plans.

Section 409A of the Internal Revenue Code, enacted in 2004, made significant changes to the tax treatment of deferred compensation. Our Compensation Committee has typically granted stock option awards with an exercise price that is less than the fair market value of the underlying stock on the date of grant and which vest over a period of three to five years. Under new section 409A, those of the options that were unvested as of December 31, 2004 would be considered deferred compensation because of their discounted exercise price and, unless certain requirements were met, the holders of the options will recognize taxable income when the options vest (as opposed to when they are exercised) and will be liable for an additional 20% excise tax and possible interest on deemed underpayments of tax.

In order to provide our employees, including our Named Executive Officers, with an opportunity to avoid the adverse tax consequences of new section 409A on their unvested options, in March 2005 our Compensation Committee approved an amendment of the options to permit them to be exercised prior to the dates they would otherwise have become vested. Holders were offered the opportunity, during a one business day period in April 2005, to exercise their options and receive unvested shares of Class A Common Stock. The unvested shares issued to holders who exercised their options under this program would then vest according to the vesting schedule originally applicable to the options which they exercised, and would be treated as restricted stock under our Stock Incentive Plans. Restricted stock is subject to a substantial risk of forfeiture prior to vesting, is not treated as deferred compensation under new section 409A and is therefore not subject to the adverse tax consequences of this new law.

All unvested options and unvested shares of Class A common stock held by our Named Executive Officers, including the unvested shares acquired in connection with the April 2005 stock option amendment, vested on

November 7, 2005, in connection with our transactions with NBCU, which constituted an early vesting event under the terms on which the related awards were granted.

The following table summarizes the shares of Class A common stock authorized for issuance under our stock-based compensation plans as of December 31, 2005.

				Number of Securities
				Remaining Available for
	Number of Securities		Weighted Average	Future Issuance Under
	to be Issued Upon		Exercise Price of	Equity Compensation Plans
	Exercise of Outstanding		Outstanding Options	(Excluding Securities
	Options and Rights		and Rights	in First Column)

Equity Compensation plans approved by security holders	2,375,507		$0.92	2,040,572
Equity Compensation plans not approved by security holders	25,522,500	(1)	$0.61	24,000,000	(2)

Total	27,898,007			26,040,572

(1)	Includes an aggregate of 25,000,000 shares that may be issued in connection with the November 7, 2005 awards to Mr. Burgess and Mr. Goodman discussed elsewhere in this proxy statement, consisting of 8,333,333 restricted stock units, 333,333 of which have a purchase price of $.01 per share and 8,000,000 of which do not have a purchase price, and options to purchase 16,666,667 shares, 8,333,334 of which have an exercise price of $0.42 per share and 8,333,333 of which have an exercise price of $1.25 per share.

(2)	Includes 24,000,000 shares as to which, as part of our agreements with NBCU entered into on November 7, 2005, we have agreed to grant stock-based compensation awards prior to May 7, 2007. These shares, and the 25,000,000 shares described in the preceding footnote, are to be issued pursuant to our 2006 Stock Incentive Plan which is being submitted to our stockholders for approval at the Meeting.

Executive Retention Bonus Plan

In September 2005, the Compensation Committee of our Board of Directors approved a proposed executive retention bonus plan under which 20 members of our management, including Mr. Paxson, our former Chairman and Chief Executive Officer, could receive additional cash bonus compensation equal to a percentage of annual base salary at the time that ranged from 50% to 100% (250% for Dean M. Goodman, our President and Chief Operating Officer). The purpose of the executive retention bonus plan was to provide additional incentives for these members of management to remain employed by us through the period of transition in our business plan away from an audience ratings driven model and through the uncertainty caused by our exploration of strategic alternatives and our negotiations with NBCU that ultimately concluded with the transactions announced on November 7, 2005. The executive retention bonus plan was approved by our Board of Directors in October 2005.

Under the plan, participating executives were assigned a target bonus equal to a stated percentage of their annual base salary at the date the plan was implemented. Payments under the plan were to be made in three stages: (i) a first payment of 20% of the target amount would be paid on December 31, 2005; (ii) a second payment of 35% of the target amount would be paid on June 30, 2006; and (iii) the final payment of 45% of the target amount would be paid on December 31, 2006. Participants’ rights to receive payments under the plan are contingent upon the participant remaining in our employment on the relevant payment date and our company achieving its budgeted cash flow results, in accordance with the annual budgets approved by our Board of Directors. Participants would be entitled to receive their full target amount, on the originally schedule payment dates, if their employment was terminated by us without cause. Any participant who voluntarily resigned employment with us would be ineligible to receive any future payments under the plan. The Board retained the right to revise and adjust the plan from time to time.

The original total anticipated cost of the plan, assuming payment of full target amounts to all participants, was approximately $5.1 million. Upon his resignation in November 2005, Mr. Paxson became ineligible to receive any payments under the executive retention bonus plan. We made the first payments under this plan on December 31, 2005, aggregating $0.9 million. Mr. Burgess does not participate in this plan.

Employment Agreements

We entered into a three year employment agreement with R. Brandon Burgess in connection with his appointment as our Chief Executive Officer effective November 7, 2005. Mr. Burgess receives a base annual salary of $1,000,000, is eligible for an annual performance based bonus of not less than 100% of his base salary, and received a signing bonus of $1,500,000. Mr. Burgess was granted 8,000,000 restricted stock units, which vest in four equal installments 18, 24, 36 and 48 months after November 7, 2005, subject to termination and acceleration of vesting under specified circumstances, and which entitle Mr. Burgess to receive one share of Class A common stock for each restricted stock unit, settled upon the earlier of his termination of employment or the 48 month anniversary of November 7, 2005. Mr. Burgess was also granted seven year options to purchase 16,000,000 shares of Class A common stock, 8,000,000 of which have an exercise price of $0.42 (the average closing price of the Class A common stock on the American Stock Exchange for the ten trading days immediately preceding November 7, 2005) and 8,000,000 of which have an exercise price of $1.25 per share. The options vest on the same schedule as the restricted stock units, and are subject to termination or accelerated vesting under certain circumstances. The shares of Class A common stock that may be acquired upon settlement of the restricted stock units or exercise of the options are subject to restrictions on transferability and voting. If we terminate Mr. Burgess’ employment without cause, Mr. Burgess terminates his employment for good reason, or Mr. Burgess’ employment terminates by reason of Mr. Burgess’ death or disability, the options granted to Mr. Burgess shall be immediately forfeited and canceled and he shall receive $4,500,000, if such termination occurs on or prior to the 18 month anniversary of November 7, 2005, or $3,000,000 if such termination occurs after such 18 month anniversary. In addition, if Mr. Burgess’ employment is terminated by us without cause or by Mr. Burgess for good reason, he will be entitled to receive (a) two times his base salary, plus $1,000,000, if termination occurs on or prior to the 18 month anniversary of November 7, 2005, (b) two times his base salary, if such termination occurs following the 18 month anniversary of November 7, 2005 and following exercise of NBCU’s right to purchase our common stock beneficially owned by Mr. Paxson, or (c) $1,000,000 if such termination occurs following the 18 month anniversary of November 7, 2005 but where NBCU’s right to purchase our common stock beneficially owned by Mr. Paxson, was not exercised (such applicable amount, the “severance amount”). Generally, upon any termination, Mr. Burgess will also be entitled to the pro rata amount of base salary and bonus earned through the date of termination and, for terminations other than for cause, to continuation of health benefits for certain periods. If prior to the end of the term of the Employment Agreement we fail to make Mr. Burgess a bona fide offer to renew his employment for not less than one additional year, which offer is to be made not less than 180 days prior to the expiration of the term, then we shall pay Mr. Burgess the severance amount. We also reimbursed Mr. Burgess for $75,000 of his legal fees incurred in connection with the negotiation of his employment agreement.

Mr. Goodman is employed as our President and Chief Operating Officer under an employment agreement that expires on November 7, 2008, subject to automatic annual renewal unless we or Mr. Goodman provide written notice of non-renewal at least four months prior the expiration of the then current term. Mr. Goodman receives a base annual salary of $800,000, is eligible for an annual performance based bonus of not less than 100% of his base salary, and received a signing bonus of $1,500,000. Payments to Mr. Goodman under the executive retention bonus plan adopted in October 2005 are based on his $800,000 base salary. Mr. Goodman was granted 333,333 restricted stock units with a purchase price of $.01 per unit, which vest in four equal installments 18, 24, 36 and 48 months after November 7, 2005, subject to termination and acceleration of vesting under specified circumstances, and which entitle Mr. Goodman to receive one share of Class A common stock for each restricted stock unit, settled upon the earlier of his termination of employment or the 48 month anniversary of November 7, 2005. Mr. Goodman was also granted, as of November 7, 2005, an additional 1,000,000 restricted stock units under the Company’s 1998 Stock Incentive Plan, with a purchase price of $.01 per unit and vesting in five equal annual installments. These units are to be settled upon the earlier of Mr. Goodman’s termination of employment or the 60 month anniversary of November  7, 2005. Mr. Goodman was also granted seven year options to purchase 666,667 shares of Class A common stock, 333,334 of which have an exercise price of $0.42 (the average closing price of the Class A common stock on the American Stock Exchange for the ten trading days immediately preceding November 7, 2005) and 333,333 of which have an exercise price of $1.25 per share. The options vest on the same schedule as the restricted stock units, and are subject to termination or accelerated vesting under certain circumstances. The shares of Class A common stock that may be acquired upon settlement of the restricted stock units or exercise of the options are subject to restrictions on transferability and voting. If Mr. Goodman’s employment is terminated by us without cause or by Mr. Goodman for good reason, Mr. Goodman will be entitled to receive a severance payment equal to four times his base salary. If Mr. Goodman’s employment is terminated by reason of Mr. Goodman’s death or disability, he shall be entitled to receive the amount of his annual base salary. We also reimbursed Mr. Goodman for $35,000 of his legal fees incurred in connection with the negotiation of his employment agreement.

Mr. Appel is employed as our President — Sales & Marketing under an employment agreement that expires on December 31, 2007, subject to automatic annual renewal unless we or Mr. Appel provide written notice of non-renewal at least twelve months prior the expiration of the then current term. Mr. Appel’s base salary under the agreement is $475,860 for calendar year 2006. Mr. Appel may receive an annual bonus of up to 100% of his base salary, 50% of which will be determined based on our achievement of financial targets established by our Compensation Committee for the award of bonuses to our senior management, and up to 50% of which will be determined based upon an evaluation by our senior management as to whether Mr. Appel has satisfactorily performed the tasks associated with his position. We may terminate Mr. Appel’s employment for cause, as defined in the agreement. If Mr. Appel’s employment is terminated by reason of his death or disability or other than for cause, or if Mr. Appel terminates his employment for good reason, as defined in the agreement, we will continue to pay Mr. Appel or his estate, as the case may be, his base salary for one year (or two years, in the case of any such termination occurring within six months before or two years after a change of control) commencing six months after his last day of employment.

Mr. Garcia is employed as our Senior Vice President and Chief Financial Officer under an employment agreement that expires on December 31, 2007, subject to automatic annual renewal unless we or Mr. Garcia provide written notice of non-renewal at least twelve months prior the expiration of the then current term. Mr. Garcia’s base salary under the agreement is $313,635 for calendar year 2006. Mr. Garcia may receive an annual bonus of up to 100% of his base salary, 65% of which will be determined based on our achievement of financial targets established by our Compensation Committee for the award of bonuses to our senior management, and up to 35% of which will be determined based upon an evaluation by our Chief Executive Officer, with the concurrence of our Compensation Committee, as to whether Mr. Garcia has satisfactorily performed the tasks associated with his position. We may terminate Mr. Garcia’s employment for cause, as defined in the agreement. If Mr. Garcia’s employment is terminated by reason of his death or disability or other than for cause, or if Mr. Garcia terminates his employment for good reason, as defined in the agreement, we will continue to pay Mr. Garcia or his estate, as the case may be, his base salary for one year (or two years, in the case of any such termination occurring within six months before or two years after a change of control) commencing six months after his last day of employment.

Mr. Weinstein is employed as our Senior Vice President, Secretary and Chief Legal Officer under an employment agreement that expires on December 31, 2007, subject to automatic annual renewal unless we or Mr. Weinstein provide written notice of non-renewal at least twelve months prior the expiration of the then current term. Mr. Weinstein’s base salary under the agreement is $273,000 for calendar year 2006. Mr. Weinstein may receive an annual bonus of up to 100% of his base salary, 65% of which will be determined based on our achievement of financial targets established by our Compensation Committee for the award of bonuses to our senior management, and up to 35% of which will be determined based upon an evaluation by our senior management, with the concurrence of our Compensation Committee, as to whether Mr. Weinstein has satisfactorily performed the tasks associated with his position. We may terminate Mr. Weinstein’s employment for cause, as defined in the agreement. If Mr. Weinstein’s employment is terminated by reason of his death or disability or other than for cause, or if Mr. Weinstein terminates his employment for good reason, as defined in the agreement, we will continue to pay Mr. Weinstein or his estate, as the case may be, his base salary for one year (or two years, in the case of any such termination occurring within six months before or two years after a change of control) commencing six months after his last day of employment.

The terms of each of the employment agreements described above were approved by our Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a director or on the compensation committee of any entity one or more of whose executive officers serves as a member of our Board of Directors or Compensation Committee.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO CHANGE OUR CORPORATE NAME

The Board of Directors proposes and recommends that the stockholders approve an amendment to our Certificate of Incorporation to change our name from “Paxson Communications Corporation” to “ION Media Networks, Inc.” As part of our strategic plan to rebrand and reposition our company, in February 2006 we commenced doing business under the name “ION Media Networks,” which we believe better reflects our current operations and business strategy. We believe it is advisable to change our corporate name to be the same as the name under which we now do business to better align our organizational identity with the nature of our business.

If this proposal is approved, Article First of our Certificate of Incorporation will be amended to read as follows:

“FIRST. The name of the corporation is ION Media Networks, Inc.”

The Board of Directors recommends a vote FOR approval of the amendment to change our corporate name.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK

Our Certificate of Incorporation presently permits us to issue up to 327,500,000 shares of common stock, consisting of 215,000,000 shares of Class A common stock, each entitled to one vote per share, 35,000,000 shares of Class B common stock, each entitled to ten votes per share, and 77,500,000 shares of Class C non-voting common stock. In connection with the NBCU transaction effected on November 7, 2005 and described above under “NBCU Transactions,” we agreed to reduce the conversion price of our Series B preferred stock held by an affiliate of NBCU to $2.00 per share (increasing from September 30, 2005 at a rate equal to the dividend rate on the Series B preferred stock), as a result of which the aggregate number of outstanding shares of Series B preferred stock is now convertible into an aggregate of 303,035,000 shares of our Class A common stock (or shares of our Class C non-voting common stock, at the holder’s election). We are obligated to reserve sufficient shares of our common stock for the conversion of our Series B preferred stock. We also agreed with NBCU to grant stock-based compensation awards for up to 50,000,000 additional shares of Class A common stock (including the 24 million shares subject to the awards granted to our chief executive officer upon his commencement of service with us on November 7, 2005).

Since we presently do not have sufficient authorized but unissued shares of common stock to permit us to issue all of the shares of common stock that are issuable upon conversion of our Series B preferred stock or that may be issued in connection with stock-based compensation awards we are obligated to grant, our Board of Directors proposes and recommends that our stockholders approve an amendment to Article Fourth of our Certificate of Incorporation to increase the number of authorized shares of our Class A common stock from 215,000,000 to 505,000,000 and the number of authorized shares of our Class C non-voting common stock from 77,500,000 to 317,000,000, with a corresponding increase in the number of our total authorized shares of common stock from 327,500,000 to 857,000,000. The amendment would not increase the number of authorized shares of our Class B common stock. The text of that portion of Article Fourth proposed to be amended is set forth in Appendix A to this Proxy Statement.

We presently have 64,915,006 outstanding shares of Class A common stock and an additional 46,149,441 shares of Class A common stock reserved for issuance pursuant to outstanding stock-based compensation awards (including the 26,000,000 shares issuable pursuant to the awards to Mr. Burgess and Mr. Goodman in November 2005) and upon conversion of our Series A convertible preferred stock and Class B common stock. We have 8,311,639 outstanding shares of Class B common stock, all of which are held by affiliates of Lowell W. Paxson and all of which are subject to NBCU’s call right and our obligation to purchase such shares if NBCU’s call right expires unexercised. We presently have no outstanding shares of Class C non-voting common stock.

Because substantially all of the additional authorized shares of Class A common stock and Class C non-voting common stock would be reserved for issuance upon conversion of shares of our Series B preferred stock (or pursuant to stock-based compensation awards, in the case of our Class A common stock), the additional authorized shares would not be available to us for issuance or reservation for other purposes, unless and until the reservation of such shares for conversion of the Series B preferred stock were no longer required. Authorized but unissued shares of our common stock as to which reservation for issuance upon conversion of the Series B preferred stock or pursuant to stock-based compensation awards ceases to be necessary would be available for issuance, without further action by our stockholders (except as may be required by law or the rules of any stock exchange on which our securities may then be listed), for such corporate purposes as the Board of Directors may determine.

None of our outstanding shares of common stock carry preemptive rights or cumulative voting rights. The proposed amendment will not change the terms of our common stock. The rights of holders of our Class C non-voting common stock are identical to those of holders of our other classes of common stock, except with respect to voting. The holders of our Class C non-voting common stock will have no right to vote on matters submitted to a vote of our stockholders, except that the approval of the holders of a majority of the outstanding shares of Class C non-voting common stock shall be required for (i) any merger, asset sale or recapitalization where the holders of Class C non-voting common stock would receive consideration per share different from that to be received by the holders of the Class A and Class B common stock (except with respect to the receipt of non-voting securities otherwise identical on a per share basis which are convertible into voting securities on the same terms as the Class C non-voting common stock is convertible into Class A common stock), and (ii) any change to Article Fourth of our Certificate of Incorporation. The Class C non-voting common stock is convertible into shares of Class A common stock on a share for share basis.

If this proposal is approved, the issuance of additional shares of Class A common stock and Class C non-voting common stock could adversely affect the existing holders of shares of our common stock by diluting the ownership, voting power and earnings per share of the existing holders of the common stock.

In order to be adopted, this proposal must receive the affirmative vote of holders of a majority of the total voting power of our outstanding voting securities, present in person or by proxy. Mr. Paxson, our former Chairman and the beneficial owner of shares possessing a majority of the total voting power of our outstanding voting stock, has granted an irrevocable proxy to vote all shares which he is entitled to vote in favor of this proposal, therefore approval of this proposal is assured.

The Board of Directors recommends that the stockholders vote FOR this proposal to amend our Certificate of Incorporation to increase our authorized common stock.

PROPOSAL 4 — APPROVAL OF OUR 2006 STOCK INCENTIVE PLAN

The Board of Directors has adopted the ION Media Networks 2006 Stock Incentive Plan (the “2006 Plan”) and is recommending that the stockholders approve the 2006 Plan at the Meeting. Under the 2006 Plan, up to 50,000,000 shares of our Class A common stock may be issued in connection with stock-based compensation awards granted under the Plan.

As part of the transactions we entered into with NBCU on November 7, 2005, we granted 8,000,000 restricted stock units and options to purchase 16,000,000 shares of our Class A common stock to Mr. Burgess, our new Chief Executive Officer; we granted 1,333,333 restricted stock units and options to purchase 666,667 shares of our Class A common stock to Mr. Goodman, our President and Chief Operating Officer; and we agreed to grant stock-based compensation awards with respect to 24,000,000 shares of Class A Common Stock to selected members of our management within 18 months after November 7, 2005. All of the shares issuable pursuant to the awards to Mr. Burgess and Mr. Goodman (except for 1,000,000 shares issuable pursuant to restricted stock units that were granted to Mr. Goodman under our existing 1998 Stock Incentive Plan), and all shares issued in connection with future awards we grant pursuant to our agreement with NBCU, will count against the 50,000,000 shares available for issuance under the 2006 Plan.

The objectives of the 2006 Plan are to advance our interests and those of our stockholders by providing the means to attract and retain qualified personnel for positions of substantial responsibility and to provide additional compensation incentives to our employees and consultants that align the interests of Plan participants with those of our stockholders. We have used stock-based compensation awards as an important element of our overall compensation strategy. We have only 2,040,572 shares remaining available for future grants under our existing 1998 Stock Incentive Plan, which our Board has determined is insufficient to enable us to continue to provide meaningful amounts of stock-based compensation to those persons in the best position to contribute to our success. Our Board has adopted the Plan in order to provide additional available shares for future stock-based compensation awards, and to enable the awards granted to Mr. Burgess and Mr. Goodman, and the awards we have agreed with NBCU to grant in the future, to be made pursuant to a stock-based compensation plan approved by our stockholders.

A summary of the principal features of the 2006 Plan is provided below, and is qualified in its entirety by reference to the full text of the 2006 Plan, which is included as Appendix B to this Proxy Statement.

Eligibility; Administration

All persons who perform services for us or any of our subsidiaries, whether as an employee, officer, director, consultant or other independent contractor, and whether full or part time, are eligible to receive awards under the 2006 Plan, provided that only employees may receive incentive stock options. The 2006 Plan will be administered by the Compensation Committee of our Board of Directors, or by the Board if the Board does not appoint a Compensation Committee or in the case of proposed awards to members of the Compensation Committee. The Committee will have the power to interpret the provisions of the 2006 Plan, to select the eligible persons who are to receive awards under the 2006 Plan, to determine the types and amounts of awards to be granted under the 2006 Plan and all terms and conditions of the awards, to approve the forms of award agreements that will be required in connection with each award and to make all other decisions with respect to the 2006 Plan and the awards granted under the 2006 Plan.

Shares Available for Issuance

A maximum of 50,000,000 shares of our Class A common stock may be issued pursuant to awards granted under the Plan. This represents approximately 44% of our total issued and presently outstanding shares of Class A common stock (after giving effect to the issuance of the additional 50,000,000 shares), and 11% of our total issued and outstanding shares of Class A common stock on a fully diluted basis (that is, assuming issuance of all shares of Class A common stock that may be issued upon conversion of our outstanding Series A and Series B preferred stock, and assuming issuance of the additional 50,000,000 shares). Shares that are subject to awards that expire, terminate without exercise or are forfeited shall again be available for future awards. Shares that are issued but are forfeited or that are used to satisfy a tax withholding obligation shall become available for future awards.

Types of Awards

Awards granted under the 2006 Plan may consist of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, performance shares and performance units.

Stock Options.  The Committee is authorized to grant stock options to eligible participants, or optionees, purchase a specified number of shares of our Class A common stock at a stated exercise price per share, which may be either options that qualify as “incentive stock options”, or ISOs, under the applicable provisions of the Internal Revenue Code or options which do not so qualify, or NSOs. The exercise price of any ISO must be at least equal to the fair market value of the shares on the date of grant. The exercise price of NSOs may be less than fair market value. The Committee will determine at the time of grant when options are exercisable and when they expire, provided that no option may have a term in excess of ten years. For purposes of the 2006 Plan, fair market value generally means the closing sale price of our Class A common stock on the trading day preceding the date as of which fair market value is being determined.

Payment for shares purchased upon exercise of a stock option must be made in full at the time of exercise. Payment may be made in cash, or, subject to the determination of the Committee, by delivery to us of shares of Class A common stock held by the purchaser for at least six months, which shall be valued at their fair market value on the date of payment, by promissory note, by the simultaneous open market sale of a portion of the shares being purchased upon exercise of the option and delivery of the cash proceeds to us, by any combination of the foregoing, or in such other manner as may be authorized by the Committee. The 2006 Plan does not prohibit repricing of stock options.

Each stock option shall expire on the date or dates determined by the Committee at the time of grant. Upon termination of an optionee’s employment or other service relationship with us, each option that was exercisable on the date of termination shall continue to be exercisable for such period as the Committee shall determine, except that if termination occurred by reason of the optionee’s death or disability, the options shall remain exercisable for 12 months after termination (or such shorter period as may coincide with the original scheduled expiration date of the option). Options that were not exercisable at the date of termination shall be forfeited. The Committee may alter these rules and may accelerate the time at which any option becomes exercisable.

Stock Appreciation Rights.  The Committee is authorized to grant SARs and to determine the number of shares subject to each SAR, the term of the SAR, the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, expressed as a number of shares, to receive upon exercise of the right, in whole or in part, without payment to us, an amount, payable in cash, shares or any combination of cash and shares, equal to the fair market value of the Class A common stock on the date of exercise of the SAR less the fair market value of the Class A common stock on the date of grant of the SAR. SARs may also be awarded in tandem with stock options, in which case the value of the SAR will be the fair market value of the Class A common stock on the date of exercise of the right less the exercise price of the related stock option.

Restricted Stock and Restricted Stock Units.  Restricted stock consists of shares which are transferred or sold by us to the participant but which are subject to a substantial risk of forfeiture and to restrictions on their transfer or sale by the participant. Restricted stock units are the right to receive shares at a future date after vesting upon the satisfaction of certain conditions. The Committee determines the eligible participants to whom, and the times at which, awards of restricted stock and restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include the attainment of performance goals (as described below) and continued service with our company.

Performance Units and Performance Shares.  The Committee may award performance units or performance shares to eligible participants. Performance shares have a value equal to the fair market value of the Class A common stock while performance units have such value as is assigned by the Committee. These awards generally entitle the participant to receive cash, shares or a combination of cash and shares depending upon the degree to which performance goals established by the Committee at the time of grant have been met upon completion of the applicable performance period established by the Committee.

Performance Goals.  Awards of restricted stock, restricted stock units, performance shares and performance units under the 2006 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of section 162(m) of the Internal Revenue Code, including stock price, market share, sales, earnings per share, return on equity, costs, revenue, cash flow, operating cash flow, operating income, net operating income, profit before tax, profit after tax, return on assets, return on sales, invested capital, net operating profit after tax, return on capital, return on investment, return on invested capital, total shareholder return, earnings, income or net income, overhead or other expense reduction, credit rating, strategic plan development and implementation, net cash provided by operating activities, and other measures. Any performance criteria may be used to measure our performance as a whole or the performance of any of our business units, and may be measured relative to a peer group or index.

Amendment and Termination of the Plan

The Board of Directors may at any time alter, amend or suspend the 2006 Plan, provided that no such action may impair the rights of any award recipient without the recipient’s written consent. We intend to obtain stockholder approval of any amendment of the 2006 Plan to the extent necessary to comply with applicable laws, regulations or stock exchange rules.

The Board of Directors may terminate the 2006 Plan at any time. The 2006 Plan will terminate when all shares that may be issued under the 2006 Plan have been issued. The 2006 Plan is scheduled to terminate on June 23, 2016. Termination of the 2006 Plan will not impair or adversely affect any award outstanding at the time of termination.

Change in Control

Following the occurrence of a change in control (as defined below), any award outstanding under the 2006 Plan that has not yet vested or is not yet exercisable shall continue to vest in accordance with its original schedule and shall become fully vested and exercisable (i) one year after the occurrence of the change in control if the award recipient’s employment or service relationship with us has not terminated prior to such date, or (ii) on the date of termination of the recipient’s employment or service relationship prior to the one year anniversary of the change in control as a result of termination by us without cause (as defined in the 2006 Plan or in any agreement evidencing any award under the 2006 Plan). A change in control for purposes of the 2006 Plan shall be deemed to have occurred if (a) any person or group, other than NBCU or Mr. Paxson, becomes the beneficial owner of 50% or more of the total voting power of our outstanding securities; (b) our company merges or consolidates with another company and our stockholders do not own at least a majority of the voting stock of the surviving or resulting entity; (c) there is a change in the majority of our Board of Directors (other than changes approved by the directors then in office); or (d) our stockholders approve any plan of liquidation or dissolution or the sale of all or substantially all of our assets. Our Board has the option, prior to the occurrence of a change in control other than a liquidation, merger or sale of all of our assets, to terminate all outstanding options and SARs in exchange for cash payments equal to the in-the-money value of these awards, determined in accordance with the provisions of the 2006 Plan.

Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2006 Plan are summarized below. State tax treatment is subject to individual state laws and is not reviewed in this discussion.

Incentive Stock Options.  An optionee generally does not recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of shares acquired upon exercise of an ISO, the optionee recognizes income in an amount equal to the difference between the sale proceeds and the exercise price of the ISO. The income is taxed at long term capital gains rates if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise, and we are not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies. The exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

If an optionee sells shares acquired upon exercise of an ISO without satisfying the holding period requirements described in the preceding paragraph, the optionee recognizes ordinary income to the extent of the lesser of (i) the gain realized upon the sale, or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long term or short term capital gain depending upon how long the optionee has held the shares. We receive a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee.

Nonqualified Stock Options.  An optionee does not recognize taxable income upon the grant of an NSO. Upon the exercise of an NSO, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. We receive a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee.

Restricted Stock.  A recipient of an award of restricted stock generally does not recognize taxable income at the time of the award. The recipient recognizes ordinary income in the first tax year in which his or her interest in the shares becomes either freely transferable or no longer subject to a substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares at the time taxable income is recognized less the cash, if any, paid for the shares. A recipient may elect to recognize income at the time he or she receives a restricted stock award in an amount equal to the fair market value of the shares (less any cash paid for the shares) on the date of the award. We receive a federal income tax deduction in an amount equal to the ordinary income recognized by the recipient of the award in the same tax year in which the recipient recognizes income.

Other Awards.  In the case of exercise of a SAR or an award of restricted stock units, performance units or performance shares, the recipient of the award will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. We will receive a federal income tax deduction in the same tax year in an amount equal to the ordinary income recognized by the recipient.

Million Dollar Deduction Limit

We may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the tax year, is our chief executive officer or one of our four other most highly compensated officers for that tax year, as reported in our proxy statement. The limitation on deductibility does not apply to certain types of compensation, including qualified performance based compensation. In order for awards under the 2006 Plan to qualify as performance based compensation, among other requirements the material terms of the 2006 Plan must be approved by our stockholders. We believe that awards under the 2006 Plan will constitute qualified performance based compensation and will be exempt from the $1,000,000 limitation on deductibility.

New Plan Benefits

As part of the transactions we entered into with NBCU on November 7, 2005, we granted 8,000,000 restricted stock units and options to purchase 16,000,000 shares of our Class A common stock to Mr. Burgess, our new Chief Executive Officer; we granted 1,333,333 restricted stock units and options to purchase 666,667 shares of our Class A common stock to Mr. Goodman, our President and Chief Operating Officer; and we agreed to grant stock-based compensation awards with respect to 24,000,000 shares of Class A Common Stock to selected members of our management within 18 months after November 7, 2005. All of the shares issuable pursuant to the awards to Mr. Burgess and Mr. Goodman (except for 1,000,000 shares issuable pursuant to restricted stock units that were granted to Mr. Goodman under our existing 1998 Stock Incentive Plan) are to be issued pursuant to the 2006 Plan, although these awards are not conditioned upon stockholder approval of the 2006 Plan and we will be obligated to honor these awards even if our stockholders do not approve the 2006 Plan. Other than the awards to Mr. Burgess and Mr. Goodman, we cannot presently determine the number of shares that will be subject to awards to be received in the future by the Named Executive Officers, our non-employee directors, all current executive officers as a group or all employees as a group under the 2006 Plan, because all awards are discretionary. For these reasons we have not provided a new plan benefits table.

Approval by Stockholders

In order to be adopted, the proposal to approve the 2006 Plan must be approved by the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote. Mr. Paxson, our former Chairman and the beneficial owner of shares possessing a majority of the total voting power of our outstanding voting stock, has granted an irrevocable proxy to vote all shares which he is entitled to vote in favor of this proposal, therefore approval of the 2006 Plan is assured.

The Board of Directors recommends that the stockholders vote FOR this proposal to adopt our 2006 Stock Incentive Plan.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

Compensation Committee Report on Executive Compensation

This report is submitted by the Compensation Committee of our Board of Directors, which currently comprises Mr. Brandon, Mr. Rajewski, and Mr. Patrick, each of whom, in the opinion of our Board of Directors, is independent. Mr. Greenwald served as chairman of the Compensation Committee until his resignation from the Board on February 28, 2005. Mr. Brandon served as chairman of the Compensation Committee from March 11, 2005 to June 10, 2005. On June 10, 2005, the Board appointed Mr. Patrick as chairman of the Compensation Committee and appointed Mr. Rajewski as a member of the Compensation Committee.

The Compensation Committee reviews and approves the compensation of our executive officers. Our executive officers are those persons whose job responsibilities and policy-making authority are the broadest in our company, and include our Chief Executive Officer and our President and Chief Operating Officer. The Committee is also responsible for administering our Executive Bonus Program and Stock Incentive Plans, and for reviewing other compensation plans and making recommendations to the Board of Directors. In each of the past three years, the Committee engaged an outside compensation consulting firm to assist the Committee in its review of the compensation of our executive officers.

Compensation Philosophy and Practices

The Committee’s executive compensation philosophy is intended to ensure that we are able to attract and retain highly qualified executives who are compensated in a manner that aligns their interests with those of our stockholders. This philosophy is based upon the following core principles:

•	Total compensation must be competitive and commensurate with the individual executive’s contribution to our overall performance.

•	Bonus compensation must be linked to the individual executive’s performance and to our overall financial performance.

•	Compensation must align the interests of our executives and stockholders, both in the short term and in the long term.

•	Compensation must be consistent with the retention of executives, given the financial and operational challenges facing us.

The Committee seeks to recommend compensation levels for our executives which are competitive with the compensation offered to executives performing similar functions by other companies in the broadcasting industry, and to link a significant portion of an executive’s total potential cash compensation to the achievement of overall company financial performance goals and individual performance criteria. In formulating its recommendations as to awards under the stock incentive plans, the Committee has sought to provide a means for our executives to realize substantial additional compensation through the receipt of nominally-priced stock options to acquire shares which become vested over time as the executive remains in our employment. The Committee has sought to use the grant of discounted stock options as a means of retaining key executives the Committee has determined to be crucial to our future success.

The Committee annually surveys the executive compensation practices of a group of peer companies in the television broadcasting industry and uses this information to assure that our executive compensation levels are competitive. The Committee’s philosophy is that total compensation (cash and stock) should be at or above the average of this peer group of companies, with the potential for higher than average total compensation if we perform well. In addition to reviewing executive officers’ compensation against the peer group, the Committee also considers information provided by management consisting of historical and prospective breakdowns of the total compensation components for each executive officer. Further, the Committee considers the recommendations of the Chief Executive Officer regarding each other Named Executive Officer’s entitlement to the individual performance component of such officer’s annual bonus.

Components of Compensation Program

The compensation program for each executive officer consists of base salary, an annual performance bonus, and stock-based compensation awards. In the course of the Committee’s annual review of each Named Executive Officer’s compensation, the Committee reviews a summary sheet describing the historical compensation paid to that executive, including that executive’s total compensation for the immediately preceding year.

Base Salary

The 2005 base salaries of the Named Executive Officers have been established pursuant to an employment agreement entered into between us and each such officer. Each Named Executive Officer’s base salary is subject to review by the Committee on an annual basis and to increase based on the Committee’s evaluation and management’s recommendations. In making this evaluation, the Committee takes into account the following factors:

•	the executive’s individual performance;

•	changes in market salaries for executives in comparable positions with comparable companies; and

•	changes in the executive’s level of responsibility.

In assessing market salaries, the Committee seeks to pay base salaries that are, overall, competitive with the salaries that are paid by the peer group of companies referred to above.

Mr. Paxson’s base salary increased 10% effective January 1, 2005, to $968,000, pursuant to the terms of his employment agreement. Mr. Burgess’ base salary was established at $1,000,000 pursuant to the negotiated terms of his employment agreement. Mr. Goodman and Mr. Garcia received 3% increases in their base salary effective January 1, 2005. Mr. Weinstein’s base salary was increased in connection with his promotion to Senior Vice President and General Counsel in January 2005. Mr. Goodman’s base salary was increased effective November 7, 2005, pursuant to the negotiated terms of his new employment agreement.

Each of the Named Executive Officers other than Mr. Burgess and Mr. Goodman received a 5% increase in base salary effective January 1, 2006.

Annual Performance Bonus

Under the Executive Bonus Program, members of our senior management approved by the Compensation Committee may earn cash bonus compensation on an annual basis based upon the achievement of financial performance goals and individual performance criteria. The terms of our Executive Bonus Program are set forth by contract with each member of our senior management. The bonus calculation criteria are established on an annual basis by the Committee, and generally consist of a set of financial performance goals which we must meet and individualized performance criteria and bonus levels for each participant (generally expressed as a percentage of the participant’s base salary). Under the terms of their employment agreements, each of our executive officers has the opportunity to earn an annual bonus of up to 25% to 100% of base salary, 50% to 65% of which is earned if we meet the financial performance goals established annually by the Committee and 35% to 50% of which is earned if, in the opinion of their respective responsible corporate officer, with the concurrence of our Chief Executive Officer and the Committee, the officer satisfactorily performs the tasks associated with his or her position. Bonuses awarded with respect to a fiscal year are paid during the following year. In Mr. Burgess’ case, pursuant to his employment agreement 35% of his annual bonus is to be determined based upon achievement of company performance objectives or such other criteria as are mutually agreed by him and the Committee. These goals have not yet been established for the 2006 fiscal year.

For the 2005 fiscal year, the Committee established target levels of adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) as the financial performance goals to be used to determine that portion of bonus compensation under the Executive Bonus Program which is dependent upon our performance results. The EBITDA targets established by the Committee were based upon the annual budget approved by the Board of Directors, with the participants being entitled to receive 100% of their full bonus opportunity if our EBITDA results for 2005 met budget, and declining percentages at various levels of EBITDA below budget. Based upon our actual adjusted EBITDA for the 2005 fiscal year, each of the Named Executive Officers was entitled to receive bonus compensation equal to 100% of the maximum bonus amount the executive could earn based upon our performance (i.e., 100% of 65% of the executive’s total bonus opportunity).

For the 2005 fiscal year, the Committee concurred with the determinations of Mr. Paxson (through his retirement from the Company on November 6, 2005) and Mr. Burgess (for the balance of 2005 commencing on November 7, 2005) that each Named Executive Officer (other than Mr. Paxson) was entitled to receive the full amount of bonus compensation the executive could earn based upon his individual performance (i.e., 100% of 35% of the executive’s total bonus opportunity). Bonus compensation earned with respect to the 2005 fiscal year was paid in January 2006 and March 2006.

Stock-Based Awards

The objectives of the Stock Incentive Plans are to help us attract and retain outstanding employees, and to promote the growth and success of our business by aligning the financial interests of our employees with those of our other stockholders. The Committee has historically granted options under the Stock Incentive Plans at a discount to market price in order to increase the value to executives of stock-based compensation, seeking thereby to further align the executives’ interests with those of our other stockholders. Further, by granting discounted options which either vest over time, or are exercisable immediately for unvested shares which then vest over time, the Committee has sought to use stock-based compensation as a means of retaining our executives and other employees.

In October 2003, the Committee initiated a retention program whereby it sought to use significant stock-based compensation awards as a means of encouraging our executives and other key employees to remain in our employment. The Committee awarded a significant number of stock options that were exercisable immediately for unvested shares of stock that were scheduled to vest on a “cliff’ basis (i.e., all at once) five years after the grant date. The Committee also awarded a lesser number of options that were exercisable immediately for unvested shares that were scheduled to vest ratably over the three years following the grant date. All of the options awarded under this program were exercisable at a price of $.01 per share.

In October 2004 and February 2005, the Committee awarded additional stock options to the Named Executive Officers. The options were exercisable for ten years at an exercise price of $0.01 per share and were subject to vesting restrictions. The October 2004 and February 2005 awards were made as part of the retention program adopted by the Committee in October 2003, and were intended to create significant incentives for our executives and other key employees to remain in our employment.

In order to provide our employees, including our Named Executive Officers, with an opportunity to avoid the adverse tax consequences of new Internal Revenue Code Section 409A on their unvested options, in March 2005 the Committee approved an amendment of the outstanding unvested options to permit them to be exercised prior to the dates they would otherwise have become vested. Holders were offered the opportunity, during a one business day period in April 2005, to exercise their options and receive unvested shares of Class A Common Stock. The unvested shares issued to holders who exercised their options under this program would then vest according to the vesting schedule originally applicable to the options which they exercised, and would be treated as restricted stock under our Stock Incentive Plans. Restricted stock is subject to a substantial risk of forfeiture prior to vesting, is not treated as deferred compensation under new section 409A and is therefore not subject to the adverse tax consequences of this new law.

All unvested options and unvested shares of Class A common stock held by our Named Executive Officers, including the unvested shares acquired in connection with the April 2005 stock option amendment, vested on November 7, 2005, in connection with our transactions with NBCU, which constituted an early vesting event under the terms on which the related awards were granted.

In November 2005, in connection with the hiring of Mr. Burgess as our new Chief Executive Officer and the new employment agreement for Mr. Goodman, our Chief Operating Officer, the Committee awarded Mr. Burgess 8,000,000 restricted stock units and options to purchase 16,000,000 shares of our Class A common stock, 8,000,000 of which have an exercise price equal to the market price of our Class A common stock at the time the options were granted and 8,000,000 of which have an exercise price of $1.25 per share. The Committee awarded Mr. Goodman 1,333,333 restricted stock units with a purchase price of $.01 per unit and options to purchase 666,667 shares of Class A common stock, 333,334 of which have an exercise price equal to the market price of our Class A common stock at the time the options were granted and 333,333 of which have an exercise price of $1.25 per share. The terms of these awards were negotiated as part of the negotiation of the employment agreements for these two executives, and are intended to provide these executives with substantial incentives to increase the value of our Class A common stock. We also agreed with NBCU to grant stock based compensation awards for an additional 24,000,000 shares of Class A common stock to selected members of management, in order to facilitate our ability to attract new executive talent and retain key members of our management.

Executive Retention Bonus Plan

In September 2005, the Committee approved a proposed executive retention bonus plan under which 20 members of our management, including Mr. Paxson, our former Chairman and Chief Executive Officer, could receive additional cash bonus compensation equal to a percentage of annual base salary at the time that ranged from 50% to 100% (250% for Mr. Goodman to be based on his $800,000 base salary as provided in his November 2005 employment agreement). The purpose of the executive retention bonus plan was to provide additional incentives for these members of management to remain employed by us through the period of transition in our business plan away from an audience ratings driven model and through the uncertainty caused by our exploration of strategic alternatives and our negotiations with NBCU that ultimately concluded with the transactions announced on November 7, 2005. The executive retention bonus plan was reviewed during 2005 and approved by our Board of Directors in October 2005.

Under the plan, participating executives were assigned a target bonus equal to a stated percentage of their annual base salary at the date the plan was implemented. Payments under the plan were to be made in three stages: (i) a first payment of 20% of the target amount would be paid on December 31, 2005; (ii) a second payment of 35% of the target amount would be paid on June 30, 2006; and (iii) the final payment of 45% of the target amount would be paid on December 31, 2006. Participants’ rights to receive payments under the plan are contingent upon the participant remaining in our employment on the relevant payment date and our company achieving its budgeted cash flow results, in accordance with the annual budgets approved by our Board of Directors. Participants would be entitled to receive their full target amount, on the originally schedule payment dates, if their employment was terminated by us without cause. Any participant who voluntarily resigned employment with us would be ineligible to receive any future payments under the plan. The Board retained the right to revise and adjust the plan from time to time.

The original total anticipated cost of the plan, assuming payment of full target amounts to all participants, was approximately $5.1 million. Upon his resignation in November 2005, Mr. Paxson became ineligible to receive any payments under the executive retention bonus plan. We made the first payments under this plan on December 31, 2005, aggregating $0.9 million. Mr. Burgess does not participate in this plan.

Chief Executive Officer Compensation

The compensation of Mr. Paxson, our former Chairman and Chief Executive Officer, was established pursuant to an employment agreement entered into in October 1999, under which Mr. Paxson received a stated annual base salary with annual 10% increases. Mr. Paxson’s base salary in 2005 was $968,000, a 10% increase over his 2004 base salary. Because Mr. Paxson’s base salary was established as a matter of contract, the Committee did not consider adjustments to Mr. Paxson’s base salary based on our performance or any other factors. Under Mr. Paxson’s employment agreement, the maximum bonus for which Mr. Paxson was eligible for the 2005 fiscal year was 100% of his base salary, up to 65% of which could be earned if we met the financial performance goals established by the Committee and up to 35% of which could be earned if, in the opinion of the non-management members of our Board of Directors, Mr. Paxson satisfactorily performed the tasks associated with his position. As part of the negotiated terms of his separation from our employment in November 2005, the Committee agreed to pay Mr. Paxson his full individual performance bonus, pro rated through his separation date. Mr. Paxson also received a pro rated group performance bonus, based on our achievement of the financial performance goals established by the Committee.

The compensation of Mr. Burgess, our Chief Executive Officer, is established pursuant to the negotiated terms of his employment agreement entered into in November 2005. Mr. Burgess receives a base salary of $1,000,000, which may be increased but not decreased by the Board of Directors, and is eligible for an annual performance based bonus of up to 100% of his base salary, commencing with our 2006 fiscal year. A portion of Mr. Burgess’ annual performance bonus is to be based on our company’s achievement of financial targets established by the Committee, and a portion is to be based upon achievement of other company performance objectives or criteria as are mutually agreed to by Mr. Burgess and Compensation Committee of our Board of Directors. Mr. Burgess also received a signing bonus of $1,500,000. Mr. Burgess was granted 8,000,000 restricted stock units, which vest in four equal installments 18, 24, 36 and 48 months after November 7, 2005, and entitle Mr. Burgess to receive one share of Class A common stock for each restricted stock unit, settled upon the earlier of his termination of employment or the 48 month anniversary of November 7, 2005. Mr. Burgess was also granted seven year options to purchase 16,000,000 shares of Class A common stock, 8,000,000 of which have an exercise price of $0.42 (the average closing price of the Class A common stock on the American Stock Exchange for the ten trading days immediately preceding November 7, 2005) and 8,000,000 of which have an exercise price of $1.25 per share.

Limit on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. While the Committee will continue to give due consideration to the deductibility of compensation payments under future compensation arrangements with our executive officers, the Committee has not adopted a policy requiring all compensation to be deductible. We have in the past, and may in the future, enter into compensation arrangements under which payments are not fully deductible under Section 162(m) of the Code. The Committee will make its compensation decisions based upon what it believes to be in our best interests, giving due consideration to all relevant factors.

Submitted by the Compensation Committee

W. Lawrence Patrick, Chairman
Henry J. Brandon
Raymond S. Rajewski

Stock Performance Graph

The graph below compares the cumulative total return on our Class A Common Stock from December 31, 2000 through December 31, 2005 with the cumulative total return of the American Stock Exchange Market Value Index and The Kagan TV Station Average index.

INDEXED RETURNS

	Years Ending
	Base Period
Company Name/Index(l)	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Paxson Communications Corp.- Class A	$100.00	$87.54	$17.26	$32.25	$11.56	$7.54
American Stock Exchange Index	$100.00	$93.08	$76.08	$102.98	$119.00	$128.76
Media Index(1)	$100.00	$94.78	$81.69	$98.34	$78.13	$65.50

(1)	The comparison assumes $100 was invested at the per share closing price of our Class A Common Stock on December 31, 2000. Similar calculations were made with respect to the American Stock Exchange Market Value Index and the Media Index for the relevant periods assuming that all dividends were reinvested.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

Audit Committee Report

This report is submitted by the Audit Committee of the Board of Directors, which currently consists of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Committee are Henry J. Brandon, Raymond S. Rajewski and W. Lawrence Patrick. Until his term as a director expired on June 10, 2005, Mr. Burnham was the chairman of the Audit Committee. On June 10, 2005, the Board appointed Mr. Brandon as Chairman of the Audit Committee. Our Board of Directors has determined that each of the members of the Audit Committee is an independent director as defined under the rules of the American Stock Exchange and is “independent,” as that term is defined in Section 10A of the Securities Exchange Act of 1934, as amended.

The Audit Committee is primarily concerned with the accuracy and effectiveness of the audits of our financial statements by our independent registered certified public accountants. The duties of the Audit Committee are to select, retain, oversee and evaluate our independent registered certified public accountants, to meet with our independent registered certified public accountants to review the scope and results of the audit, to approve non-audit services provided to us by our independent registered certified public accountants, and to consider various accounting and auditing matters related to our system of internal controls, financial management practices and other matters.

Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to review and discuss management’s report on our internal control over financial reporting.

The Audit Committee has met and discussed the fiscal 2005 audited financial statements with management and our independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with our independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, entitled Communications with Audit Committees.

Our independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, entitled Independence Discussions with Audit Committees, and the Audit Committee discussed with our independent accountants that firm’s independence.

Based on the Audit Committee’s discussion with management and our independent accountants and the Audit Committee’s review of the representation of management and the report of our independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements for fiscal 2005 in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee

Henry J. Brandon, Chairman
W. Lawrence Patrick
Raymond S. Rajewski

PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

On May 25, 2005, Ernst & Young LLP (“E&Y”), our independent registered public accounting firm for the fiscal year ended December 31, 2004, resigned as our independent registered public accounting firm. E&Y audited our consolidated financial statements for the fiscal years ended December 31, 2003 and December 31, 2004.

During each of the fiscal years ended December 31, 2003 and December 31, 2004 and the subsequent interim period from January 1, 2005 through our receipt of the notification from E&Y on May 25, 2005: (i) there were no disagreements between us and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreement in connection with its reports; and (ii) except as set forth in the next two paragraphs, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K). In addition, E&Y’s reports on our financial statements for the fiscal years ended December 31, 2003 and December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles except for the inclusion of an explanatory paragraph in the report issued for the year ended December 31, 2003 relating to the changing of our method of accounting for mandatorily redeemable preferred stock.

In our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, which we filed with the SEC on April 29, 2005, Management’s Annual Report on the Internal Control over Financial Reporting stated, and E&Y’s report on internal controls reiterated, that because of the material weakness disclosed in those reports over our controls over our accounting for leases, our internal control over financial reporting was not effective as of December 31, 2004, based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control — Integrated Framework. The Audit Committee of our Board of Directors has discussed the subject matter of the material weakness over our accounting for leases with E&Y. We have determined that the material weakness existing at December 31, 2004 has subsequently been corrected.

Further, as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on March 31, 2004, our management concluded that we had a material weakness in our internal control over financial reporting relating to the analysis, documentation, and application of appropriate accounting principles for certain significant transactions consummated between 1997 and 2000. The Audit Committee of our Board of Directors discussed the subject matter of this material weakness with E&Y, and we then examined the historical accounting for these transactions and corrected our financial statements to reflect the appropriate accounting in accordance with generally accepted accounting principles. Furthermore, as a result of this material weakness, we dedicated personnel with the appropriate levels of financial expertise to properly analyze, document and apply the appropriate accounting principles to future complex or significant transactions.

Representatives of E&Y are not expected to be present at the Meeting.

On July 1, 2005, the Audit Committee of our Board of Directors engaged Rachlin Cohen & Holtz, LLP (“RCH”) to serve as our independent registered certified public accountants with respect to the fiscal year ending December 31, 2005. During our two most recent fiscal years and the subsequent period prior to our engagement of RCH, we did not consult with RCH regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

We are recommending that stockholders ratify the appointment of RCH as our independent registered certified public accountants for 2006. Representatives of RCH are expected to be present at the Meeting to answer questions from stockholders, and will have an opportunity to make a statement if they wish to do so.

Compensation of Independent Registered Certified Public Accountants

Audit Fees.  The aggregate fees billed to us by RCH for its services in connection with the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2005, and its review of the quarterly financial statements included in our reports on Form 10-Q filed during the 2005 fiscal year were $940,926. Audit fees includes fees for Sarbanes-Oxley Act Section 404 attestation services. Audit fees billed to us by E&Y, our former independent accountants, for our 2004 fiscal year totaled $2,507,532.

Audit-Related Fees.  Audit-related fees billed to us during the year ended December 31, 2005 were $0 for RCH and $155,432 for E&Y. Audit related fees related to the review of the quarterly financial statements included in our reports on Form 10-Q filed during the 2005 fiscal year. Audit-related fees billed to us by E&Y for our 2004 fiscal year totaled $135,568 and related to Sarbanes-Oxley Act Section 404 assistance.

Tax Fees.  Fees billed to us during the year ended December 31, 2005 for tax related services involving preparation of federal and state tax returns, review of tax returns prepared by us and related tax advice, exclusive of tax services rendered in connection with the audit, totaled $0 for RCH and $189,500 for E&Y. We were billed $155,150 during 2004 for similar services provided by E&Y.

All Other Fees.  All other fees billed to us during the year ended December 31, 2005 totalled $98,180 for RCH and $504,141 for E&Y. Other fees consist primarily of services in connection with our December 2005 debt offering and, in the case of E&Y, tax matters. We were billed $249,437 during 2004 for tax consultation services provided by E&Y.

The charter of the Audit Committee provides that the Committee is responsible for the pre-approval of all auditing services and permitted non-audit services to be performed for us by the independent accountants, subject to the requirements of applicable law. In accordance with the charter, the Committee has delegated the authority to grant such pre-approvals to the Committee chair, which approvals are then reviewed by the full Committee at its next regular meeting. Typically, however, the Committee itself reviews the matters to be approved. The procedures for pre-approving all audit and non-audit services provided by the independent accountants include the Committee reviewing a budget for audit services, audit-related services, tax services and other services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are anticipated at the time the budget is submitted. Committee approval would be required to exceed the budgeted amount for a particular category of services or to engage the independent accountants for any services not included in the budget. The Committee periodically monitors the services rendered by and actual fees paid to the independent accountants to ensure that such services are within the parameters approved by the Committee.

During 2005, all of RCH’s services described in “Audit-Related Fees” and “All Other Fees” were approved by the Audit Committee in accordance with our formal policy on auditor independence.

The Board of Directors recommends a vote FOR the ratification of the appointment of Rachlin Cohen & Holtz LLP as our independent registered certified public accountants for 2006.

OTHER INFORMATION

Stockholder Proposals for 2007 Annual Meeting

Proposals of stockholders intended for presentation at the 2007 annual meeting must be received by us on or before December 29, 2006, in order to be included in our proxy statement and form of proxy for that meeting.

In addition, our By-laws provide that for any stockholder proposal to be properly presented at the 2007 annual meeting, we must receive notice of the matter not fewer than 60 days before June 23, 2007. Thus, any such proposal will be considered untimely for purposes of Exchange Act Rule 14a-5(e)(2), and any proxy granted with respect to the 2007 annual meeting will confer discretionary authority to vote with respect to such proposal, if notice of such proposal is not received by us before April 24, 2007.

Expenses of Solicitation

We will bear the expense of preparing, printing, and mailing proxy materials to our stockholders. In addition to solicitations by mail, our employees may solicit proxies on behalf of the Board of Directors in person or by telephone. We will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of our stock.

Other Matters

The financial statements, financial information and management discussion and analysis of financial condition and results of operations set forth in our 2005 Annual Report are incorporated by reference. We will provide to any stockholder upon written request a copy of our Annual Report on Form 10-K, including the financial statements and the schedules thereto, for our fiscal year ended December 31, 2005, as filed with the SEC. We will not charge for copies of our annual report, but will assess a reasonable charge for copies of the exhibits, if requested.

By Order of the Board of Directors

Adam K. Weinstein,
Secretary

West Palm Beach, Florida
April 28, 2006

APPENDIX A

PROPOSAL 2 — PROPOSED AMENDMENT TO ARTICLE FOURTH OF OUR
CERTIFICATE OF INCORPORATION

Article Fourth of our Certificate of Incorporation shall be amended to read in pertinent part as follows:

FOURTH.  The total authorized capital stock of this Corporation shall be 857,000,000 shares of Common Stock, with a par value of $0.001 per share, and 1,000,000 shares of preferred stock, with a par value of $0.001 per share.

Of the 857,000,000 shares of Common Stock which the Corporation is authorized to issue:

(a) 505,000,000 shares (“Class A Common”) will be designated “Class A Common Stock,”

(b) 35,000,000 shares (“Class B Common” and, together with the Class A Common, the “Voting Common”) will be designated “Class B Common Stock,” and

(c) 317,000,000 shares (“Class C Common”) will be designated “Class C Non-Voting Common Stock.”

A-1

APPENDIX B

ION MEDIA NETWORKS, INC.
2006 STOCK INCENTIVE PLAN

1. Objectives of the Plan.   The objectives of this Stock Incentive Plan are to advance the interests of the Company and its stockholders by providing the means to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to Employees and Consultants, consistent with the Company’s goals, that align the interests of participants with those of the Company’s stockholders. Awards granted under the Plan may be Incentive Stock Options, Nonqualified Stock Options, Stock Awards, Performance Units, Performance Shares or Stock Appreciation Rights.

2. Definitions.   As used herein, the following definitions shall apply:

“Applicable Law” means the legal requirements relating to the administration of the Plan under applicable federal, state, local and foreign corporate, tax and securities laws, and the rules and requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted.

“Award” means an Option, Stock Appreciation Right, Stock Award, Performance Unit or Performance Share granted under the Plan.

“Award Agreement” means the agreement, notice or terms or conditions by which an Award is evidenced, documented in such form (including by electronic communication) as may be approved by the Committee.

“Board” means the Board of Directors of the Company.

“Cause” means, except as otherwise may be provided under any agreement under which any Award is made under this Plan:

(a) A Grantee’s arrest for the commission of (A) a felony, (B) two offenses for operating a motor vehicle while impaired by or under the influence of alcohol or illegal drugs, (C) any criminal act with respect to Grantee’s employment (including any criminal act involving a violation of the Communications Act of 1934, as amended, or regulations promulgated by the Federal Communications Commission), or (D) any act that materially threatens to result in suspension, revocation, or adverse modification of any FCC license of any broadcast station owned by any affiliate of the Company or would subject any such broadcast station to fine or forfeiture;

(b) Grantee’s taking of any action or failure to take action, without knowledge or concurrence of the Company officer to whom the Grantee reports (or the Board of Directors, in the case of the Chief Executive Officer) which would cause the Company to be in material default under any material contract, lease or other agreement;

(c) Grantee’s dependence on alcohol or illegal drugs;

(d) Grantee’s failure or refusal to perform his or her employment duties according to or following the lawful policies and directives of the Chairman of the Board or the Chief Executive Officer or such other officer or employee to which Grantee reports;

(e) Grantee’s misappropriation, conversion or embezzlement of the assets of the Company or any affiliate of the Company; or

(f) A material breach of any employment agreement between Grantee and the Company or the occurrence of any other event or condition constituting “cause” under any such employment agreement.

“Change in Control” means the occurrence of any of the following events:

(a) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions), other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (for purposes of this clause (a), such person or group shall be deemed to beneficially own any voting stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the voting stock of such parent corporation, and in the case of securities that are convertible into or exercisable for voting securities, where exercise or conversion would be subject to the prior approval of the Federal Communications Commission, a person or group shall be deemed not to beneficially own such voting securities until it has received such approval);

(b) the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding voting stock of the Company is reclassified into or exchanged for other voting stock of the Company or for voting stock of the surviving entity and (ii) the holders of the voting stock of the Company immediately prior to such transaction, together with the Permitted Holders, own, directly or indirectly, not less than a majority of the voting stock of the Company or the surviving entity immediately after such transaction and in substantially the same proportion as before the transaction;

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(d) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

“Change in Control Price” means, as determined by the Board,

(a) the highest Fair Market Value of a Share within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board (the “60-Day Period”), or

(b) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or

(c) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee appointed by the Board. If the Board does not appoint a Compensation Committee, or in the case of any Award to members of the Committee, “Committee” means the Board.

“Common Stock” means the Class A Common Stock, $.001 par value, of the Company.

“Company” means Paxson Communications Corporation, a Delaware corporation, d/b/a Ion Media Networks.

“Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render services and who is compensated for such services, including without limitation non-Employee Directors who are compensated by the Company for their services as non-Employee Directors. In addition, as used herein, “consulting relationship” shall be deemed to include service by a non-Employee Director as such.

“Continuous Status as an Employee or Consultant” means that the employment or consulting relationship is not interrupted or terminated by the Company or any Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Board, an Officer, or a person designated in writing by the Board or an Officer as authorized to approve a leave of absence, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute, or (ii) transfers between locations of the Company or between the Company, a Subsidiary or successor of the Company; or (iii) a change in the status of the Grantee from Employee to Consultant or from Consultant to Employee.

“Date of Grant” means the date on which the Committee makes the determination granting the Award, or such other later date as is determined by the Committee. Notice of the determination shall be provided to each Grantee within a reasonable time after the Date of Grant.

“Date of Termination” means the date on which a Grantee’s Continuous Status as an Employee or Consultant terminates.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any person, including Officers and Directors, employed by the Company or any Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, of itself, to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported) as reported on such system or exchange (or if more than one such exchange or system reports sales of the Common Stock, on the exchange with the greatest volume of trading in the Common Stock) on the last trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the average of the closing bid and asked prices for the Common Stock on the last trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(c) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

“Grantee” means an individual who has been granted an Award.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months or (ii) has purchased on the open market.

“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a stock option granted under the Plan.

“Performance Period” means the time period during which the performance goals established by the Committee with respect to a Performance Unit or Performance Share, pursuant to Section 9 of the Plan, must be met.

“Performance Share” has the meaning set forth in Section 9 of the Plan.

“Performance Unit” has the meaning set forth in Section 9 of the Plan.

“Permitted Holders” means (a) collectively, Lowell W. Paxson, his spouse, children or other lineal descendants (adoptive or biological), and any revocable or irrevocable inter vivos or testamentary trust or othe probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate; (b) NBCU and its Affiliates; and (c) the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee.

“Plan” means this 2006 Stock Incentive Plan.

“Restricted Stock” means an Award of Shares subject to such terms and conditions as may be established pursuant to Section 8 of the Plan.

“Restricted Stock Unit” means an Award granted pursuant to Section 8 of the Plan consisting of the right to receive Shares subject to and upon satisfaction of such terms and conditions as may be established by the Committee.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 7 of the Plan.

“Stock Award” means an award of Restricted Stock or Restricted Stock Units pursuant to Section 8 of the Plan.

“Subsidiary” means a corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

“Unvested Shares” means Shares issued upon exercise of an Option which has not vested, which shall be subject to the provisions of Section 8 and shall otherwise be subject to such terms and restrictions as shall be established by the Committee.

3. Stock Subject to the Plan.   Subject to the provisions of Section 11 of the Plan and except as otherwise provided in this Section 3, the maximum aggregate number of Shares that may be issued under the Plan is 50,000,000. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires, is forfeited or becomes unexercisable without having been exercised in full, the remaining Shares that were subject to the Award shall become available for future Awards under the Plan (unless the Plan has terminated). Shares that are forfeited or that are used to satisfy a withholding obligation under Section 18 shall become available for future Awards under the Plan. With respect to Stock Appreciation Rights, if the payment upon exercise of a SAR is in the form of Shares, the Shares subject to the SAR shall be counted against the available Shares as one Share for every Share subject to the SAR, regardless of the number of Shares used to settle the SAR upon exercise.

4. Administration of the Plan.

(a) Procedure.   The Plan shall be administered by the Committee. To the extent the Board or the Committee considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3. To the extent the Board or the Committee considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Section 162(m) of the Code.

(b) Powers of the Committee.   Subject to the provisions of the Plan, and subject to the specific duties delegated by the Board to the Committee, the Committee shall have the authority, in its sole and absolute discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2 of the Plan;

(ii) to select the Consultants and Employees to whom Awards will be granted under the Plan;

(iii) to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted under the Plan;

(v) to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, and which may be delivered electronically, for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan. Such terms and conditions, which need not be the same for each grant or for each Grantee, include, but are not limited to, the exercise price, the time or times when Options and SARs may be exercised (which may be based on performance criteria), the extent to which vesting is suspended during a leave of absence, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine;

(vii) to construe and interpret the terms of the Plan and Awards;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limiting the generality of the foregoing, rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

(ix) to modify or amend each Award (subject to Section 13 of the Plan);

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to provide any notice or other communication required or permitted by the Plan in either written or electronic form; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Committee’s Decision.   The Committee’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Awards.

5. Eligibility and General Conditions of Awards.

(a) Eligibility.   Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Award may be granted additional Awards.

(b) Maximum Term.   The period during which an Award may be outstanding shall not extend more than ten years after the Date of Grant, and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement; provided, however, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Committee pursuant to Section 10 of the Plan may, if so permitted or required by the Committee, extend more than ten years after the Date of Grant of the Award to which the deferral relates.

(c) Award Agreement.   To the extent not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Grantee, shall be set forth in an Award Agreement. The Committee, in its sole and absolute discretion, may require as a condition to any Award Agreement’s effectiveness that the Award Agreement be executed by the Grantee, including by electronic signature or other electronic indication of acceptance, and that the Grantee agree to such further terms and conditions as may be specified in the Award Agreement.

(d) Termination of Employment or Consulting Relationship.   If a Grantee’s Continuous Status as an Employee or Consultant terminates (other than upon the Grantee’s death or Disability), then, unless otherwise provided by the Award Agreement, and subject to Section 11 of the Plan:

(i) the Grantee may exercise his or her unexercised Option or SAR, but only within such period of time as is determined by the Committee, and only to the extent that the Grantee was entitled to exercise it at the Date of Termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the case of an Incentive Stock Option, the Committee shall determine such period of time (in no event to exceed three months from the Date of Termination) when the Option is granted. If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall terminate and the Shares covered thereby shall be available for new Awards under the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time period specified by the Committee, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall be available for new Awards under the Plan. An Award Agreement may also provide that if the exercise of an Option following the Date of Termination would be prohibited at any time because the issuance of Shares would violate Company policy regarding compliance with Applicable Law, then the exercise period shall terminate on the earlier of (A) the expiration of the term of the Option set forth in Section 6(b) of the Plan or (B) the expiration of a period of ten days after the Date of Termination during which the exercise of the Option would not be in violation of such requirements;

(ii) the Grantee’s Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

(iii) the Grantee’s Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of Shares equal to the aggregate number of the Grantee’s vested Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

(e) Disability of Grantee.   If a Grantee’s Continuous Status as an Employee or Consultant terminates as a result of the Grantee’s Disability, then, unless otherwise provided by the Award Agreement:

(i) the Grantee may exercise his or her unexercised Option or SAR at any time within 12 months from the Date of Termination, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the Date of Termination (but in no event later than the expiration of the term of the Option or SAR as set forth in the Award Agreement). If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall terminate and the Shares covered thereby shall be available for new Awards under the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time period specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall be available for new Awards under the Plan.

(ii) the Grantee’s Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

(iii) the Grantee’s Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of Shares equal to the aggregate number of the Grantee’s vested Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

(f) Death of Grantee.   If a Grantee dies, then, unless otherwise provided by the Award Agreement:

(i) the Grantee’s unexercised Option or SAR may be exercised at any time within 12 months following the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement), by the Grantee’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall terminate and the Shares covered thereby shall be available for new Awards under the Plan. If, after death, the Grantee’s estate or a person who acquired the right to exercise the Option or SAR by bequest or inheritance does not exercise the Option or SAR within the time period specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall be available for new Awards under the Plan.

(ii) the Grantee’s Stock Awards, to the extent forfeitable immediately before the date of death, shall thereupon automatically be forfeited;

(iii) the Grantee’s Stock Awards that were not forfeitable immediately before the date of death shall promptly be settled by delivery to the Grantee’s estate or a person who acquired the right to hold the Stock Grant by bequest or inheritance, of a number of Shares equal to the aggregate number of the Grantee’s vested Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of death shall terminate immediately upon the date of death.

(g) Buyout Provisions.   Except as otherwise provided in this Section 5(g), the Committee may at any time offer to buy out, for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Grantee at the time that such offer is made. The Committee may condition any such buy out on receipt of the prior approval or consent of the Company’s stockholders. Any such cash offer made to an Officer or Director shall comply with the provisions of Rule 16b-3 relating to cash settlement of stock appreciation rights. This provision is intended only to clarify the powers of the Committee and shall not in any way be deemed to create any rights on the part of Grantees to receive buy out offers or payments.

(h) Nontransferability of Awards.

(i) Except as provided in Section 5(h)(iii) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative.

(ii) Except as provided in Section 5(h)(iii) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or the laws of descent and distribution (or in the case of Stock Awards, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any

Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) To the extent and in the manner permitted by Applicable Law and by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer an Award to:

(A) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee (including adoptive relationships);

(B) a trust in which persons described in (A) have more than 50 percent of the beneficial interest;

(C) a foundation in which persons described in (A) or the Grantee control the management of assets; or

(D) any other entity in which persons described in (A) or the Grantee own more than 50 percent of the voting interests;

provided such transfer is not for value. A transfer under a domestic relations order in settlement of marital property rights and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Grantee, in exchange for an interest in such entity, shall not be considered transfers for value.

6. Options.   Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

(a) Limitations.

(i) The aggregate Fair Market Value (determined for each Incentive Stock Option at the Date of Grant) of Shares with respect to which Incentive Stock Options granted under the Plan and under any other employee stock option plan of the Company or any Subsidiary are exercisable for the first time by the Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, may not exceed $100,000. Any Options in excess of such limit that purport to be Incentive Stock Options shall be treated for all purposes as Nonqualified Options.

(ii) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 16,000,000 Shares. The limitation described in this Section 6(a)(ii) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 11 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11 of the Plan), the canceled Option will be counted against the limitation described in this Section 6(a)(ii).

(b) Term of Option.   The term of each Option shall be stated in the Award Agreement; provided, however, that no Option shall have a term of more than ten years from the Date of Grant. Moreover, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option shall not be more than five years from the Date of Grant.

(c) Exercise Price.

(i) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee and in the case of Incentive Stock Options, shall be no less than 100 percent of the Fair Market Value per Share on the Date of Grant. In the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the Date of Grant.

(ii) Any Option that is (1) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (3) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Committee determines to be necessary to achieve such preservation of economic value.

(iii) Any Option that is granted to a Grantee not previously employed by the Company or a Subsidiary as a material inducement to the Grantee’s commencing employment with the Company or a Subsidiary may be granted with such exercise price as the Committee determines to be necessary to provide such material inducement.

(d) Waiting Period and Exercise Dates.   At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. An Option shall be exercisable only to the extent that it is vested according to the terms of the Award Agreement. Notwithstanding the foregoing, the Committee, in its sole discretion may accelerate the vesting of an Option and may provide that an Option may be exercised for Unvested Shares.

(e) Form of Consideration.   The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. The acceptable form of consideration may consist of any combination of cash, certified check, wire transfer or, subject to the approval of the Committee:

(i) pursuant to rules and procedures approved by the Committee, promissory note;

(ii) Mature Shares;

(iii) pursuant to procedures approved by the Committee, (A) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise; or

(iv) such other consideration and method of payment for the issuance of Shares as may be permitted by Applicable Law.

(f) Exercise of Option.

(i) Any Option shall be exercisable according to the terms of the Plan and at such times and under such conditions as are determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(ii) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement and any action taken by the Committee pursuant to Section 4(b) of the Plan or otherwise) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan.

(iii) Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

(iv) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

7. Stock Appreciation Rights.

(a) Grant of SARs.   Subject to the terms and conditions of the Plan, the Committee may grant SARs in tandem with an Option or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option.

(b) Limitation.   No Employee shall be granted, in any fiscal year of the Company, SARs covering more than 3,000,000 Shares. The limitation described in this Section 7(b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 11 of the Plan. If a SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11 of the Plan), the canceled SAR will be counted against the limitation described in this Section 7(b).

(c) Exercise of SARs.   SARs shall be exercised by the delivery of a written or electronic notice of exercise to the Company (in accordance with the Award Agreement and any action taken by the Committee pursuant to Section 4(b) of the Plan or otherwise), setting forth the number of Shares with respect to which the SAR is to be exercised. Tandem SARs may be exercised:

(i) with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii) only with respect to the Shares for which its related Option is then exercisable; and

(iii) only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The value of the payment with respect to the tandem SAR may be no more than 100 percent of the difference between the exercise price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

(d) Payment of SAR Benefit.   Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price by (ii) the number of Shares with respect to which the SAR is exercised; provided, that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Date of Grant as the Committee shall specify. As determined by the Committee, the payment upon exercise of an SAR may be in cash, in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

8. Stock Awards.

(a) Authorization to Grant Stock Awards.   Subject to the terms and conditions of the Plan, the Committee may grant Restricted Stock and Restricted Stock Units to Employees or Consultants from time to time. Each Stock Award shall be evidenced by an Award Agreement that shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related Stock will be forfeited. No more than 8,000,000 Shares may be granted pursuant to Stock Awards to an individual Grantee in any calendar year.

(b) Code Section 162(m) Provisions.

(i) Notwithstanding any other provision of the Plan, if the Committee determines at the time a Stock Award is granted to a Grantee that such Grantee is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Stock Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code, and to the extent the Committee considers it desirable for compensation delivered pursuant to such Stock Award to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, then the Committee may provide that this Section 8(b) is applicable to such Stock Award under such terms as the Committee shall determine.

(ii) If a Stock Award is subject to this Section 8(b), then the lapsing of restrictions thereon and the distribution of Shares pursuant thereto, as applicable, shall be subject to satisfaction of one, or more than one, objective performance targets. The Committee shall determine the performance targets that will be applied with respect to each Stock Award subject to this Section 8(b) at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance target(s) relate. The performance criteria applicable to Stock Awards subject to this Section 8(b) will be one or more of the following criteria:

•	stock price
•	market share
•	sales
•	earnings per share, core earnings per share or variations thereof
•	return on equity
•	costs
•	revenue
•	cash to cash cycle
•	days payables outstanding

•	days sales outstanding
•	cash flow or operating cash flow
•	operating income or net operating income
•	profit before tax or profit after tax
•	return on assets
•	return on sales
•	invested capital
•	net operating profit after tax
•	return on capital, return on investment and return on invested capital
•	market performance
•	financial return ratios
•	total shareholder return
•	earnings
•	return on equity or average shareowners’ equity
•	total shareowner return
•	income or net income
•	operating profit or net operating profit
•	operating margin and/or gross margin
•	return on operating revenue
•	economic value added
•	overhead or other expense reduction
•	growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index
•	credit rating
•	strategic plan development and implementation
•	net cash provided by operating activities.

(iii) Notwithstanding any contrary provision of the Plan, the Committee may not increase the number of shares granted pursuant to any Stock Award subject to this Section 8(b), nor may it waive the achievement of any performance target established pursuant to this Section 8(b).

(iv) Prior to the payment of any Stock Award subject to this Section 8(b), the Committee shall certify in writing that the performance target(s) applicable to such Stock Award was met.

(v) The Committee shall have the power to impose such other restrictions on Stock Awards subject to this Section 8(b) as it may deem necessary or appropriate to assure that such Stock Awards satisfy all requirements for “performance-based compensation” within the meaning of Code section 162(m)(4)(C), the regulations promulgated thereunder, and any successors thereto.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares.   Subject to the terms of the Plan, the Committee may grant Performance Units or Performance Shares to any Employee or Consultant in such amounts and upon such terms as the Committee shall determine.

(b) Value/Performance Goals.   Each Performance Unit shall have an initial value that is established by the Committee on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set performance goals that, depending upon the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(c) Payment of Performance Units and Performance Shares.

(i) Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding performance goals have been achieved.

(ii) If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

(d) Form and Timing of Payment of Performance Units and Performance Shares.   Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Committee may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10. Deferral of Receipt of Payment.   The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the grant of or the lapse or waiver of restrictions with respect to Stock Awards or the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferral.

11. Adjustments Upon Changes in Capitalization or Change of Control.

(a) Changes in Capitalization.   Subject to any required action by the stockholders of the Company, the number of Shares subject to outstanding Awards, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to outstanding Awards or that may be issued under the Plan.

(b) Change in Control.   If a Change in Control occurs, the following provisions shall apply:

(i) Vesting.   Any Award outstanding on the date such Change in Control is determined to have occurred that is not yet exercisable and vested on such date shall continue to vest in accordance with its original schedule so long as the Grantee’s Continuous Status as an Employee or Consultant does not terminate, and:

(A) shall become fully exercisable and vested on the first anniversary of the date of such Change in Control (the “Change in Control Anniversary”) if the Grantee’s Continuous Status as an Employee or Consultant does not terminate prior to the Change in Control Anniversary;

(B) shall become fully exercisable and vested on the Date of Termination if the Grantee’s Continuous Status as an Employee or Consultant terminates prior to the Change in Control Anniversary as a result of termination by the Company without Cause; or

(C) shall not become fully exercisable and vested if the Grantee’s Continuous Status as an Employee or Consultant terminates prior to the Change in Control Anniversary as a result of termination by the Company for Cause or resignation by the Grantee.

(ii) Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, to the extent that an Award is outstanding, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or SAR shall terminate as of a date fixed by the Board and give each Grantee the right to exercise his or her Option or SAR as to all or any part of the Shares covered thereby, including Shares as to which the Option or SAR would not otherwise be exercisable.

(iii) Merger or Asset Sale.   Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, in the event of such a merger or sale each outstanding Option or SAR shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation or a parent or subsidiary thereof does not agree to assume the Option or SAR or to substitute an equivalent option or right, the Committee shall, in lieu of such assumption or substitution, provide for the Grantee to have the right to exercise the Option or SAR as to all or a portion of the Shares covered thereby, including Shares as to which it would not otherwise be exercisable. If the Committee makes an Option or SAR exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Grantee that the Option or SAR shall be fully exercisable for a period of 15 days from the date of such notice, and the Option or SAR will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

(iv) Board’s Right to Cash Out Options and SARs.   Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control other than the dissolution or liquidation of the Company, a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, in the event of such a Change in Control, all outstanding Options and SARs, to the extent they are exercisable and vested (including Options and SARs that shall become exercisable and vested pursuant to Section 11(b)(i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such Options or SARs). These cash proceeds shall be paid to the Grantee or, in the event of death of an Grantee prior to payment, to the estate of the Grantee or to a person who acquired the right to exercise the Option or SAR by bequest or inheritance.

12. Term of Plan.   The Plan shall become effective upon its approval by the stockholders of the Company in accordance with Delaware law within 12 months after the date the Plan is adopted by the Board. The Plan shall continue in effect until (a) all Shares that may be issued under the Plan shall have been issued, or (b) it is sooner terminated by the Board pursuant to Section 13 hereof, in which case the Plan shall remain in effect thereafter with respect to any Awards that are then outstanding until such time as all such Awards have been exercised, settled, forfeited or otherwise terminated, as the case may be. In no event may any Award be granted under the Plan after June 23, 2016, and in no event may an Incentive Stock Option be granted under the Plan after April 1, 2016.

13. Amendment and Termination of the Plan.

(a) Amendment and Termination.   The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.   The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Furthermore, the Company shall obtain stockholder approval of any modification or amendment of the Plan to the extent that the Board, in its sole and absolute discretion, reasonably determines, in accordance with the requirements of any exchange or quotation system on which the Common Stock is listed or quoted, that such modification or amendment constitutes a material revision or material amendment of the Plan. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by applicable law, rule or regulation.

(c) Effect of Amendment or Termination.   No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Committee, which agreement must be in writing and signed by the Grantee and the Company.

14. Conditions Upon Issuance of Shares.

(a) Legal Compliance.   Shares shall not be issued pursuant to an Award unless the exercise, if applicable, of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(b) Investment Representations.   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15. Liability of Company.

(a) Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares.   If the Shares subject to an Award exceed, as of the date of grant, the number of Shares that may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless and until stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan. Any such Awards may be conditioned upon the receipt of such approval.

16. Reservation of Shares.   The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17. Rights of Employees and Consultants.   Neither the Plan nor any Award shall confer upon an Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

18. Withholding.   The Company shall deduct from all cash distributions under the Plan any amounts required to be withheld in respect of federal, state, local or foreign taxes. The Company may condition any issuance or delivery of Shares by it pursuant to an Award upon the Grantee’s remittance to the Company of an amount sufficient to satisfy any federal, state and local withholding tax requirements. A Grantee may satisfy this withholding obligation by paying the full amount of the withholding obligation in cash or check acceptable to the Company or its designee. The Company may elect, and may permit the Grantee or his or her beneficiary to elect to authorize the Company, to satisfy tax withholding requirements by refraining from issuing a number of Shares with respect to an Award, with such Shares being valued for purposes of satisfying withholding requirements at Fair Market Value on the date such Shares would otherwise have been issued. In such case the number of Shares to be issued to a Grantee or his or her beneficiary in respect of an Award shall be reduced by the number of Shares elected to be withheld. The Company may revoke any right granted to a Grantee to elect to authorize the Company to satisfy withholding requirements by refraining from issuing Shares at any time. If the Grantee fails to pay applicable withholding taxes within the time specified by the Company or its designee, the Company may, but shall not be required to, elect to reduce the number of Shares that the Grantee is to receive by the smallest number of whole Shares which, when multiplied by the Fair Market Value of the common stock on the date on which the amount of tax required to be withheld is determined, is sufficient to satisfy the amount of the federal, state and local withholding tax obligations imposed on the Company by reason of the exercise or payment of an Award under the Plan.

19. Governing Law.   The validity, interpretation, and enforcement of the Plan are governed in all respects by the laws of Delaware and the United States of America.

20. No Guarantee of Favorable Tax Treatment.   Although the Committee intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Grantee or beneficiary for any tax the Grantee or beneficiary might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

PROXY
PAXSON COMMUNICATIONS CORPORATION
601 CLEARWATER PARK ROAD
WEST PALM BEACH, FLORIDA 33401-6233
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Adam K. Weinstein and William L. Watson, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Paxson Communications Corporation held of record by the undersigned on April 24, 2006, at the annual meeting of stockholders to be held on June 23, 2006, or any adjournment thereof.
1.	ELECTION OF CLASS III DIRECTOR
☐   FOR nominee Frederick M. R. Smith                     ☐   WITHHOLD AUTHORITY
2.	TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S CORPORATE NAME FROM “PAXSON COMMUNICATIONS CORPORATION” TO “ION MEDIA NETWORKS, INC.”
☐   FOR           ☐   AGAINST           ☐   ABSTAIN
3.	TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 327,500,000 SHARES TO 857,000,000 SHARES, THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S CLASS A COMMON STOCK FROM 215,000,000 SHARES TO 505,000,000 SHARES, AND THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S CLASS C NON-VOTING COMMON STOCK FROM 77,500,000 SHARES TO 317,000,000 SHARES
☐   FOR           ☐   AGAINST           ☐   ABSTAIN
4.	TO APPROVE THE ADOPTION OF THE ION MEDIA NETWORKS, INC. 2006 STOCK INCENTIVE PLAN
☐   FOR           ☐   AGAINST           ☐   ABSTAIN
5.	TO RATIFY THE APPOINTMENT OF RACHLIN COHEN & HOLTZ, LLP AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 2006
☐   FOR           ☐   AGAINST           ☐   ABSTAIN
(continued and to be signed on other side)

(Continued from other side)
6.	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.
     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, 3, 4 and 5.
Dated _________ , 2006

Signature

Signature if held jointly
PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
☐	I plan to attend the Annual Meeting of Stockholders in person. Please pre-register me for the Annual Meeting of Stockholders